UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
VIRTUS INVESTMENT PARTNERS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2025 PROXY STATEMENT

One Financial Plaza, Hartford, Connecticut 06103

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Date, Time and Place:	Wednesday, May 14, 2025 at 9:00 A.M. Eastern Daylight Time (“EDT”) at the Company’s offices, One Financial Plaza, 19th Floor, Hartford, Connecticut.
Date of Mailing:	This notice of annual meeting (“Notice of Annual Meeting”) and proxy statement (“Proxy Statement”) is first being mailed and/or made available to shareholders of record of Virtus Investment Partners, Inc. on or about April 2, 2025.

Items of Business:

1.

To elect six directors nominated by our Board of Directors (“Board”) and named in the Proxy Statement, each to hold office for a one-year term expiring at the 2026 annual meeting of shareholders or upon his or her successor being elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

4.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders Eligible to Vote:

The Company’s Board has fixed the close of business on March 21, 2025 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at the 2025 annual meeting of shareholders (the “Annual Meeting”) or any adjournments or postponements thereof.

Proxy Voting and Internet Availability of Proxy Materials:

We are primarily furnishing proxy materials to our shareholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, certain of our shareholders will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and our 2024 Annual Report over the Internet, instructions on how to vote your shares as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

The Proxy Statement and the 2024 Annual Report and any amendments to the foregoing materials that are required to be furnished to shareholders are available for you to review online at www.proxyvote.com.

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It is important that your shares be represented and voted at the meeting.

You may vote your shares by voting on the Internet, by telephone,

in person at the meeting, or by completing and returning a proxy card.

By Order of the Board of Directors,

/s/ ANDRA C. PURKALITIS

ANDRA C. PURKALITIS

SECRETARY

APRIL 2, 2025

HARTFORD, CONNECTICUT

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GENERAL INFORMATION

ABOUT THIS PROXY STATEMENT AND THE 2025 ANNUAL MEETING

Why am I receiving these proxy materials?

These proxy materials are being provided to the shareholders of Virtus Investment Partners, Inc., a Delaware corporation (“Virtus,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board to be voted at our Annual Meeting and at any adjournment or postponement thereof, to be held on Wednesday, May 14, 2025 at 9:00 A.M. EDT at the Company’s offices, One Financial Plaza, 19th Floor, Hartford, Connecticut, 06103. The Notice of Annual Meeting, Proxy Statement and voting instructions, together with our 2024 Annual Report, will be mailed and/or made available on the Internet to each shareholder entitled to vote starting on or about April 2, 2025.

Shareholders are invited to attend the Annual Meeting and are entitled and requested to vote on the matters set forth in the Notice of Annual Meeting, as described in this Proxy Statement.

How will the Annual Meeting be conducted?

Pursuant to our Amended and Restated Bylaws (the “Bylaws”), the Board has broad responsibility and legal authority to adopt rules and regulations for the Annual Meeting to ensure the meeting is conducted in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. Only shareholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman of the Board (the “Chairman”) may also exercise discretion in recognizing shareholders’ comments or questions and in determining the extent of discussion on each item of business. Questions pertinent to meeting matters will be answered at the conclusion of the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to meeting matters and therefore will not be answered. Dialogue can also be facilitated with interested parties outside the meeting as described below under “Shareholder and Interested Party Communications.” The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

We are urging all shareholders to take advantage of voting in advance by mail, by telephone or through the Internet.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials over the Internet instead of mailing a full set of printed proxy materials to certain of our shareholders. Accordingly, on or about April 2, 2025, we are mailing or delivering electronically to certain of our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet and vote or, alternatively, how to request that a copy of the proxy materials be sent to them by mail.

Who is entitled to vote and how many votes are needed to approve the proposals?

Shareholders of record of our common stock (“Common Stock”) at the close of business on March 21, 2025 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record of our Common Stock as of the Record Date will be entitled to one vote for each share of Common Stock held. As of the Record Date, there were 6,930,663 shares of our Common Stock outstanding and entitled to vote. A list of all shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting at our offices at One Financial Plaza, Hartford, Connecticut for the

10-day period immediately preceding the Annual Meeting. At the Annual Meeting, shareholders will be asked to consider and vote upon the matters listed below and on any other matters that are properly brought before the Annual Meeting.

1.	Election of directors

We are asking shareholders to vote upon the election of the directors named in our Proxy Statement and recommended for nomination by our Governance Committee and nominated by our Board, each to hold office for a one-year term expiring at the 2026 Annual Meeting or upon his or her successor being elected and qualified, or until his or her earlier resignation, retirement, death, disqualification or removal. Information concerning the director nominees is provided below under the heading “PROPOSALS REQUIRING YOUR VOTE – ITEM 1 – ELECTION OF DIRECTORS.” A plurality of the affirmative votes cast by shareholders present in person or represented by proxy and entitled to vote is required for the election of each such director nominee. You may vote either FOR or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors because only votes “FOR” a nominee will be counted. That said, in an uncontested election, any director nominee who receives a greater number of votes “withheld” than votes “for” such director nominee’s election is required to promptly tender his or her resignation, subject to acceptance by the Board, in accordance with our Bylaws. The Board’s decision, which will not involve the participation of any incumbent director who fails to receive a majority of the votes cast in an uncontested election of directors, will be promptly disclosed in a public announcement. There is no cumulative voting in the election of directors.

2.	Ratification of the Audit Committee’s appointment of the independent registered public accounting firm

Ratification of the appointment of Deloitte to serve as our independent registered public accounting firm for 2025 requires that a majority of the votes represented at the Annual Meeting, in person or by proxy, be voted “FOR” the proposal. You may vote FOR, AGAINST or ABSTAIN on this matter. If you vote to “ABSTAIN” with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote “AGAINST” the proposal. The ratification of the Audit Committee’s appointment of the independent registered public accounting firm is considered a routine matter for which a bank, broker or other holder of record will have discretionary authority to vote on behalf of the beneficial owners of shares held by the bank, broker or other holder, even in the absence of specific instructions from the beneficial owner.

3.	Approval, in an advisory vote, of the compensation of our named executive officers, as disclosed in the Proxy Statement

An advisory vote on the compensation of our named executive officers is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The affirmative vote of a majority of the votes represented at the Annual Meeting, in person or by proxy, is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this Proxy Statement. You may vote FOR, AGAINST or ABSTAIN on this matter. If you vote to “ABSTAIN” with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will also have the same effect as a vote “AGAINST” the proposal. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of this vote and will take it into consideration when making future decisions regarding executive compensation.

Who may attend the meeting?

All shareholders as of the Record Date may attend the Annual Meeting. If you are a registered holder, to gain admission, you will need valid picture identification or other proof that you are a shareholder of record of

Common Stock as of the Record Date. If your Common Stock is held in a bank or brokerage account, a recent bank or brokerage statement showing that you owned Common Stock on the Record Date will be required for admission. To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations by sending an email to investor.relations@virtus.com.

What are the voting recommendations of the Company’s Board?

The Board recommends that shareholders vote:

•	“FOR” the election of the Board’s director nominees named in this Proxy Statement;

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	“FOR” the approval, on an advisory basis, of our named executive officer compensation.

How many votes are required to conduct the Annual Meeting?

The presence at the meeting, in person or represented by proxy, of the shareholders of record of one-third of the shares entitled to vote on any matter at the meeting will constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted towards the quorum if you vote by mail, by telephone or through the Internet either before the Annual Meeting or in person during the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum at the meeting. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

How are votes counted?

A representative from Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, will serve as the inspector of elections for the Annual Meeting and will tabulate the votes for each proposal.

How do I vote?

Whether you hold your shares directly as a shareholder of record, or beneficially in street name, you may vote your shares without attending the Annual Meeting.

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the “shareholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by submitting voting instructions to such person in accordance with the directions outlined in the Notice of Internet Availability of Proxy Materials.

If you hold shares in your name as a holder of record, you are considered the “shareholder of record” with respect to those shares. You can vote your shares:

•	In person at the Annual Meeting;

•	Over the Internet at www.proxyvote.com;

•	By telephone, toll free at 1-800-690-6903; or

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By completing and returning a proxy card that will be mailed to you, along with a postage-paid envelope if you request delivery of a full set of proxy materials, which may be mailed to you, at the Company’s option, beginning after the 10th day following the mailing of the Notice of Internet Availability of Proxy Materials.

The deadline for voting by Internet or telephone prior to the meeting is 11:59 P.M., EDT, on Tuesday, May 13, 2025.

Holders of record may vote in person at the Annual Meeting, but beneficial owners must obtain a legal proxy from the broker, bank or other holder of record authorizing the beneficial holder to vote such shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the meeting.

What is a “proxy”?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board is asking you to allow any of the persons named on the proxy form to act as your proxy holder and vote your shares at the Annual Meeting. The persons named as your proxy will vote your proxy in accordance with your specifications. Unless you specify otherwise, the persons named as your proxy on the Company’s proxy form will vote in accordance with the voting recommendations of the Board in connection with the matters listed on the proxy form and in their discretion on any other matters that properly come before the Annual Meeting.

Can I change or revoke my proxy?

Yes. You may change or revoke your proxy at any time before it is voted at the meeting. If you are a shareholder of record, you may change or revoke your proxy after submitting your proxy, whether submitted by mail, the Internet or telephone, either by (i) submitting another proxy with a later date, as long as it is received prior to the time the earlier dated proxy is exercised; (ii) attending the Annual Meeting and voting in person; or (iii) notifying the Corporate Secretary in writing before the meeting that you have revoked your proxy. Your attendance at the meeting will not automatically revoke your proxy; you must vote at the meeting to revoke your proxy. If you are a beneficial owner of shares, please contact your bank, broker or other holder of record for specific instructions on how to change or revoke your vote. Your most current vote, whether cast in person, by telephone, Internet or proxy card, is the one that will be counted.

What are “broker non-votes” and “abstentions”?

A broker non-vote occurs when a bank, broker or other holder of record holds shares for a beneficial owner but is not empowered to vote on a particular proposal on behalf of such beneficial owner because such proposal is considered to be “non-routine” and the beneficial owner has not provided voting instructions or because your broker chooses not to vote on a routine matter for which it does have discretionary authority. This means that if a brokerage firm holds shares on your behalf, those shares will not be voted on any non-routine proposal presented at the Annual Meeting unless you expressly provide voting instructions to that firm.

The non-routine proposals that will be presented at the Annual Meeting are: (i) the election of directors; and (ii) the shareholder advisory vote to approve the compensation of our named executive officers. The ratification of the appointment of Deloitte as our independent registered public accounting firm for 2025 is considered a routine proposal for which a bank, broker or other holder of record may vote on behalf of the beneficial owner even in the absence of specific instructions from the beneficial owner. In order to ensure that any shares held on your behalf by a brokerage firm or other organization are voted in accordance with your wishes, we encourage you to provide voting instructions to that firm or organization.

An abstention is a properly signed proxy card (or valid instruction via the Internet or by telephone) that is marked “ABSTAIN” as to a particular matter in which the option to abstain is available.

Why did my household receive only one Notice of Internet Availability of Proxy Materials, or why did I receive more than one Notice of Internet Availability of Proxy Materials?

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, when multiple shareholders of record of Common Stock share the same address, we may deliver only one Notice of

Internet Availability of Proxy Materials (or proxy materials in the case of shareholders who receive paper copies of proxy materials) to that address unless we have received contrary instructions from one or more of those shareholders. The same procedure applies to brokers and other nominees holding shares of our Common Stock in “street name” for more than one beneficial owner with the same address.

If a shareholder holds shares of Common Stock in multiple accounts (e.g., with our transfer agent and/or banks, brokers or other registered shareholders), we may be unable to use the householding procedures and, therefore, that shareholder may receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable). You should follow the instructions on each Notice of Internet Availability of Proxy Materials that you receive in order to vote the shares you hold in different accounts.

If you share an address with another shareholder and have received only one Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable), you may write or call us as specified below to request a separate copy of such materials, and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of these materials, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting our Investor Relations Department via telephone at 800-248-7971, Option 2, or by mail at Virtus Investment Partners, Inc., One Financial Plaza, Hartford, CT 06103. If you are a beneficial owner of shares held in street name, please contact your bank, broker or other holder of record.

Who pays for the cost of this proxy solicitation?

All costs and expenses of this solicitation, including the cost of mailing the Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable) and preparing this Proxy Statement and posting it on the Internet, will be borne by the Company. We also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in sending proxy materials to their customers who are beneficial owners. In addition to soliciting proxies by mail, our directors, executive officers and employees may solicit proxies on our behalf, without additional compensation, personally or by Internet or telephone. We do not currently intend to hire a proxy solicitor to help us solicit proxies from brokers, bank nominees or other institutions or shareholders, although we reserve the right to do so.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K (“Form 8-K”) within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Form 8-K to disclose the final voting results within four business days after the final voting results are known.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board is responsible for providing effective governance and oversight of our affairs. Our corporate governance practices are designed to align the interests of our Board and management with those of our shareholders and to promote honesty and integrity. Our Board has adopted Corporate Governance Guidelines that outline our corporate governance policies and procedures, including, among other topics, director responsibilities, Board committees, director access to the Company’s officers and employees, director compensation, management succession and performance evaluations of the Board. More information about our corporate governance including a copy of our Corporate Governance Guidelines, is available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Code of Conduct

We have adopted a written Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We are committed to the highest standards of ethical and professional conduct, and the Code of Conduct provides guidance on how to uphold these standards. The Code of Conduct is available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.” We intend to post any substantive amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer, or directors on our website. You may request a printed copy of the Code of Conduct by contacting the Corporate Secretary as set forth below under the heading “Shareholder and Interested Party Communications.”

Director Independence

A majority of the directors of the Board must be affirmatively determined by the Board to be independent under the rules of the New York Stock Exchange (“NYSE Rules”). In making these determinations, the Board considers and broadly assesses all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company, taking into account the applicable NYSE Rules and SEC rules and regulations as well as the manner in which any relationships may potentially have the appearance of impacting independence.

In February 2025, the Board considered the independence of our directors and determined that each of Dr. Fleming, Ms. Jones, and Messrs. Bain, Greig, Holt, Morris and Weisenseel meets the criteria for independence as established by NYSE Rules. The Board has also determined that each member of the Audit, Compensation and Governance Committees is independent under applicable NYSE Rules; each member of the Audit Committee is also independent under the independence criteria required by NYSE Rules and the SEC for audit committee members; and each member of the Compensation Committee is “independent” under the criteria established by NYSE Rules and qualifies as a “non-employee director” pursuant to Rule 16b-3 of the Exchange Act.

Board and Committee Membership

Our Board has established the following three standing committees to assist it with its responsibilities:

•	Audit Committee

•	Compensation Committee

•	Governance Committee

The table below provides the current membership for each of the Board committees:

Name	Audit	Compensation	Governance

Peter L. Bain		Member

Susan S. Fleming	Member		Chair

Paul G. Greig	Chair

Timothy A. Holt		Member	Member

Melody L. Jones		Chair	Member

W. Howard Morris	Member

John C. Weisenseel	Member

During 2024, the Board held 11 meetings. Mr. Holt, our independent Chairman, presides over all Board meetings and our independent directors meet in regularly scheduled executive sessions. Directors are expected to attend all Board meetings, the annual meeting of shareholders, and meetings of committees on which they serve, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Director attendance and meeting preparation is part of the annual evaluation process conducted by the Governance Committee. All of our current Directors except for Mr. Weisenseel, who joined the Board in December 2024, attended our 2024 Annual Meeting. Each of our then current directors attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during 2024; Mr. Weisenseel attended each Board and Audit Committee meeting after joining the Board.

The Board has adopted written charters for each of the Audit, Compensation and Governance Committees that set forth the responsibilities, authority and specific duties of each such committee. Each committee reports out regularly to the full Board regarding its deliberations and actions. The charters for each of the committees of our Board are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Board Leadership Structure and Evaluation

Under our Corporate Governance Guidelines, to ensure Board independence, no less than a majority of our directors are required to be independent in accordance with NYSE Rules. Pursuant to our Corporate Governance Guidelines, our Board determines the best board leadership structure for the Company and may choose its Chairman in the manner it deems in the best interests of the Company and its shareholders. The Board does not have a formal policy that requires the roles of Chairman and Chief Executive Officer to be separate.

At this time, the Board believes that it is advisable for one of our independent directors to serve as Chairman, and the Board has elected Timothy A. Holt as Chairman. The Board believes that its members provide a broad array of experience, expertise and perspective and that it is beneficial to have an independent director lead the Board as Chairman and for Mr. Aylward, who is our President and Chief Executive Officer (“CEO”), and also a director, to lead the Company and its management as CEO. Mr. Holt and Mr. Aylward work closely together, and with the entire Board, in developing the strategies, agendas and direction of the Board and for the Company as a whole. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times and may choose a different leadership structure in the future.

As part of our annual Board self-evaluation process, we evaluate how the Board and governance structure function to ensure that the Board continues to provide an optimal governance structure for the Company and our shareholders, with oversight by the Governance Committee. As part of this process, we engage a third party to facilitate a comprehensive self-evaluation of the Board and each standing Committee. In addition, the Governance Committee conducts an individual evaluation of each director considered for nomination for re-election to the Board based upon individual interviews with each director regarding each of the prospective nominees.

Audit Committee

The Audit Committee currently consists of Messrs. Greig (Chair), Morris and Weisenseel and Dr. Fleming. The Board has determined that Messrs. Greig, Morris and Weisenseel each qualify as an “audit committee financial expert” as defined under SEC rules and that all members of the Audit Committee meet the criteria for service under applicable NYSE Rules.

During 2024, the Audit Committee held eight meetings. The primary purposes of the Audit Committee are (i) to exercise sole responsibility for the appointment, compensation, retention, oversight and, if applicable, termination of the Company’s independent registered public accounting firm, including a review of the independent registered public accounting firm’s qualifications and independence, and (ii) to assist the Board in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls, the annual independent audit of the consolidated financial statements of the Company and its subsidiaries, the Company’s internal auditing and accounting processes, and the Company’s legal and regulatory compliance programs as established by management and the Board.

Compensation Committee

The Compensation Committee currently consists of Ms. Jones (Chair) and Messrs. Bain and Holt. During 2024, the Compensation Committee held six meetings. The primary purposes of the Compensation Committee are (i) to provide assistance to the Board in fulfilling its responsibility to achieve the Company’s objective of maximizing the long-term return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s compensation philosophy, objectives and policies, and (ii) to review and approve compensation policies and programs for the Company’s executive officers that support such compensation philosophy and objectives, and link compensation to financial performance and the attainment of strategic objectives, while providing competitive compensation opportunities at a reasonable cost.

The Compensation Committee is specifically charged with:

•	Reviewing and approving Company performance goals and objectives for annual and long-term incentive programs;

•	Recommending the compensation levels of our CEO to the Board;

•	Reviewing and approving non-CEO executive officer compensation;

•	Approving equity-based compensation;

•	Retaining compensation consultants and legal counsel, as appropriate; and

•	Assisting management and the Board with succession planning of the Company’s executives and other key senior positions.

The Compensation Committee reviews and approves any changes to executive officer base salary and sets annual and long-term incentive compensation opportunity levels for our executive officers. In addition, the Compensation Committee reviews performance against pre-established performance goals and objectives for the incentive plans under which our executive officers, including our CEO, are compensated. The Compensation Committee recommends incentive compensation awards for our CEO to the independent members of the Board for approval and, with the assistance of our CEO, reviews and approves the incentive compensation awards for the Company’s executive officers. The Compensation Committee also reviews and approves the granting of equity-based compensation to our executive officers, other than our CEO, whose grants are approved by the independent members of the Board, and to other employees of the Company and its subsidiaries. The Compensation Committee has delegated to our CEO the authority to approve a limited number of restricted stock and stock option awards to employees of the Company and its subsidiaries who are not executive officers of the Company.

The Compensation Committee has retained Mercer (US) LLC (“Mercer”) as its independent compensation consultant. The Compensation Committee has analyzed whether the work of Mercer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Mercer; (ii) the amount of fees paid by the Company to Mercer as a percentage of Mercer’s total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Mercer or the individual compensation advisors employed by Mercer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Mercer or the individual compensation advisors employed by Mercer. The Compensation Committee has determined, based on its analysis in light of the factors listed above, that the work of Mercer and the individual compensation advisors employed by Mercer as compensation consultants to the Compensation Committee has not created any conflict of interest.

For a further discussion of the processes and procedures of the Compensation Committee, including the roles of compensation consultants and executive officers in the determination or recommendation of executive and director compensation, see the disclosure under the headings “Compensation Discussion and Analysis” and “Director Compensation” elsewhere in this Proxy Statement.

Risks Related to Compensation Policies and Practices

As part of its oversight of the Company’s executive compensation programs, the Compensation Committee, in conjunction with Company management, considers how current compensation policies and practices, including incentive opportunities, affect the Company’s risk profile. The Compensation Committee evaluates the Company’s compensation policies to determine whether they are designed to:

•	Attract and retain high-caliber leadership;

•	Align our executives’ interests with those of our shareholders; and

•	Encourage an appropriate level of risk-taking while not creating incentives that are reasonably likely to pose material risk to the Company.

The Company reviews industry comparative compensation data to ensure that we are competitive in both attracting and retaining our executives. We believe our compensation structure is appropriately designed to retain high-caliber leadership.

Our compensation programs are designed to minimize excessive risk-taking. The base salary component of our compensation is aligned to market, which does not, we believe, create additional risk. Current incentive awards have the following risk-limiting characteristics:

•	Awards are made based on a review of a variety of performance indicators, diversifying the risk associated with any single indicator of performance;

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For executives, a significant portion of total compensation is in the form of variable, or “at-risk,” pay that is delivered in the form of equity comprising performance-based units using three-year performance measurement periods and restricted stock units with three-year cliff and ratable vesting, respectively;

•	Plan-based awards to our executives are limited to a maximum payout;

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The Compensation Committee, after reviewing and certifying Company performance results, recommends to the independent members of the Board compensation awards for our CEO and approves compensation awards for our other executive officers;

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Award agreements contain provisions that allow the Company to claw back compensation if an award was based on materially inaccurate financial statements or other performance measurement criteria, among other conditions; and

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Our CEO, executive officers and directors are expected to maintain levels of stock ownership commensurate with base salary multiples or annual retainers so that they share the same long-term investment risks and rewards as other shareholders, based on the Company’s stock performance.

We believe our compensation policies and practices align compensation with the interests of our shareholders, encourage and reward sound business judgment and appropriate risk-taking over the long-term, foster key personnel retention and do not create risks that are reasonably likely to have a material adverse effect on the Company. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a more complete discussion of our compensation policies and practices.

Governance Committee

The Governance Committee consists of Dr. Fleming (Chair), Ms. Jones and Mr. Holt. During 2024, the Governance Committee held seven meetings. The primary purposes of the Governance Committee are (i) to assist the Board in fulfilling its oversight responsibilities with respect to matters relating to the interests of the shareholders of the Company; (ii) to identify individuals qualified to become Board members and to recommend to the Board qualified individuals for nomination for election or re-election at the next annual meeting of shareholders; (iii) to develop and recommend to the Board a set of governance principles applicable to the Company; and (iv) to annually assess and report to the Board regarding the performance of the Board and each of its committees. The Company’s Corporate Responsibility Statement is available on our website at www.virtus.com in the “Our Story” section, under the heading “Corporate Responsibility.”

Director Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of shareholders. In connection with this responsibility, the Governance Committee has established Guidelines for Recruitment of Directors, (“Guidelines”) which have been adopted by the Board and are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Under these Guidelines, in considering candidates for nomination to our Board, the Governance Committee and the Board will consider, among other factors, the candidates’ diversity of professional experience and personal attributes. The Governance Committee will seek individuals with strong intellectual ability, breadth of experience, demonstrated professional achievement, diverse backgrounds, and commitment to excellence and integrity that best serves the Company in the markets in which it operates. Prospective directors should also be able and willing to devote significant attention to our needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings. The Governance Committee may also consider particular areas of expertise with respect to a given vacancy, either because of needs arising from the retirement or resignation of a director or those arising out of changes in our business focus, our industry or the regulatory environment.

If a vacancy on our Board exists, or is anticipated, the Governance Committee may look to its members and to other directors for recommendations for nominees and may also retain a search firm to assist it in identifying qualified candidates and will consider individuals recommended by shareholders. Shareholders must submit their recommendations as outlined below under the heading “Shareholder and Interested Party Communications.” The Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant and will utilize the same criteria for evaluating candidates regardless of the source of the referral. Following its evaluation of all proposed nominees and consultation with our CEO, the Governance Committee will make recommendations to our Board of the individual(s) to be nominated for election to our Board. The Board will make the final determination as to the individual(s) who will be nominated for election.

The Governance Committee and the Board recognize that individual candidates have unique strengths, and no one factor or qualification outweighs all others. The Governance Committee and the Board will consider how a candidate would contribute to the overall balance of experience, expertise and perspective of the Board.

Under our Corporate Governance Guidelines, a director is generally required to retire no later than the first annual meeting of shareholders following his or her 74th birthday. Under exigent circumstances, the Board may request that the director continue to serve; provided, however, that no director shall serve beyond the first annual meeting of shareholders following his or her 75th birthday.

Risk Management Oversight

Our Board is responsible for overseeing the Company’s risk management processes. The Board regularly reviews the Company’s long-term business strategy, including the Company’s short-term and long-term strategic objectives, and monitors progress on those objectives. The Board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model. Our Board regularly reviews the Company’s progress with respect to its strategic goals, the risks that could impact the long-term sustainability of our business and the related opportunities that could enhance the Company’s long-term sustainability. In addition, our Board periodically meets with Company management to review and discuss the Company’s major risk exposures and the steps taken by management to monitor and mitigate these exposures. Further, our Board also receives direct reports from management on risk topics of general interest to the full Board, and each of our Committees also receives periodic reports on topics relevant to the oversight of risk areas within the purview of such Committee and regularly reports to the full Board on these risk management matters.

Our Audit Committee is responsible for overseeing accounting, audit, financial reporting, internal control, internal audit, and disclosure control matters and reviews and discusses with management, our internal auditor, our outside independent registered public accounting firm and legal counsel financial risk associated with these functions and the manner, policies and systems pursuant to which management addresses these risks.

Both our Board and our Compensation Committee actively review and discuss with management our annual and long-term compensation incentive programs to identify and mitigate potential risks associated with incentive compensation. They assess both the appropriateness of the incentive performance goals, which are both financial and operational, as well as our financial and operating results upon which our incentive awards are based. In addition, our Compensation Committee oversees and advises management on succession planning risks related to our senior management team.

While our Board and its committees oversee risk management, management is primarily responsible for day-to-day risk management processes and for reports to the Board and Committees on risk management matters. We believe that this division of risk management responsibility is the most effective approach to address the Company’s risk management and that the division of responsibility within and among the Board and Committees allows the opportunity for regular review and discussion with our Board members as well as appropriate Board member input on, and consideration of, our risk management processes and systems.

Cybersecurity Governance

Our Board oversees our risks from cybersecurity threats. As part of its ongoing responsibilities, the Board receives recurring reports from management on the Company’s cybersecurity risk environment and regularly meets with management to review the risk landscape and discuss the steps taken by management to monitor and mitigate cyber exposures. In addition, from time to time, our Chief Technology Officer and Chief Information Security Officer brief the Board on the cyber-threat landscape, our information security program and other related information technology topics.

The Company maintains an Enterprise Risk Committee (“ERC”), comprising the Company executives who lead day-to-day risk management, and whose efforts are supplemented by specific risk-related committees or teams. The ERC is a cross-functional committee that focuses on identifying and managing operational risk throughout the organization, including cybersecurity threats. The ERC has integrated cybersecurity into key elements of the Company’s enterprise risk management framework, including our business continuity and disaster recovery planning program and service provider management policy, and personnel from our information security, risk management, compliance and legal groups are a part of the assessment and response team for cybersecurity incidents and the evaluation of third-party cybersecurity risk. For further information related to our cybersecurity risk management, please refer to Item 1C. in our Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”).

Transactions with Related Parties

Policy Regarding Transactions with Related Parties

The Board has adopted a written policy for the review and approval or ratification of any related party transaction (the “Related Party Transaction Policy”), which applies to any potential related party transactions, as defined under the rules and regulations of the SEC. A “related party transaction” generally means a transaction in which the Company was, is or will be a participant, and the amount involved will or may exceed $120,000 in any fiscal year (determined without regard to the amount of profit or loss involved in the transaction), and in which the related party has or will have a direct or indirect material interest (as determined under SEC rules related to related party transactions). Under the Related Party Transaction Policy, a related party transaction requires the approval or ratification of the Audit Committee (or of the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting for approval or ratification). Prior to approving or ratifying any related party transaction, the Audit Committee (or, if applicable, the Chair of the Audit Committee) must determine that the transaction is not inconsistent with the interests of the Company or its shareholders. No related party may participate in the review, consideration, or approval of any related party transaction in which he or she may have an interest.

Shareholder Proposals

Shareholders may submit proposals for consideration at our 2026 annual meeting of shareholders (the “2026 Annual Meeting”). To be included in the proxy statement, notice of meeting and proxy relating to the 2026 Annual Meeting, proposals must be received by our Corporate Secretary not later than December 3, 2025 and must comply with the requirements of Rule 14a-8 of the Exchange Act (including the minimum share ownership requirements under that rule).

Pursuant to our Bylaws, in order for any business not included in the proxy statement to be brought before the 2026 Annual Meeting by a shareholder, the shareholder must be entitled to vote at that meeting and must give timely written notice of that business to our Corporate Secretary. To be timely, such notice must be received by our Corporate Secretary at our office located at One Financial Plaza, Hartford, CT 06103, no earlier than January 17, 2026 (75 days prior to April 2, 2026, the first anniversary of the date that we first mailed or made available our proxy materials for the 2025 Annual Meeting) and no later than February 16, 2026 (45 days prior to April 2, 2026). In the event that our 2026 Annual Meeting is held more than 30 days before or more than 30 days after the anniversary of this year’s Annual Meeting date, the notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting, or (ii) the 10th day following the date on which public announcement of such annual meeting is first made by the Company. The notice submitted by a shareholder must contain the information required by our Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at the 2026 Annual Meeting must deliver written notice of such nomination within the time period described in this paragraph and must comply with the information requirements in our Bylaws relating to shareholder nominations. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026.

Shareholder and Interested Party Communications

Our Board is committed to ensuring that anyone desiring to communicate with the Board as a whole, with any committee of the Board, with our independent directors as a group, or with any specific director(s) has a convenient means of doing so. Anyone who wishes to communicate with the Board, a committee or a specific director may do so by sending correspondence via email to corporate.secretary@virtus.com indicating the body or person(s) with whom you wish to communicate, or in writing to:

Board of Directors (or Committee or Specific Director)

Virtus Investment Partners, Inc.

c/o Corporate Secretary

One Financial Plaza

Hartford, CT 06103

The Office of the Corporate Secretary will forward correspondence to its intended addressee promptly after receipt other than communications unrelated to the duties and responsibilities of our directors, including junk mail, mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Where appropriate, correspondence will also be reviewed by the General Counsel.

SECURITY OWNERSHIP BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, to the best of our knowledge, the beneficial ownership of our Common Stock, our only outstanding class of voting securities, as of March 31, 2025, by (i) such persons known to the Company to own beneficially more than five percent (5%) of the Company’s Common Stock; (ii) each of our current directors; (iii) the persons named in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual within 60 days of March 31, 2025 pursuant to the exercise of options or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in the footnotes to the tables, we believe that each beneficial owner listed has sole voting and investment power with regard to the shares beneficially owned by such person. Percentage of ownership is based on 6,911,016 shares of Common Stock outstanding on March 31, 2025.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner & Address	Number of Shares Beneficially Owned		Percent
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,109,338	(1)	16.1%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	911,302	(2)	13.2%

(1)

Based on a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc., BlackRock, Inc. has sole investment power with respect to 1,109,338 shares of Common Stock and sole voting power with respect to 1,093,249 shares of Common Stock.

(2)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc., The Vanguard Group, Inc. has sole investment power with respect to 898,154 shares of Common Stock, shared investment power with respect to 13,148 shares of Common Stock, and shared voting power with respect to 5,790 shares of Common Stock.

Security Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent
Named Executive Officers
George R. Aylward	265,667		3.8%
Michael A. Angerthal	69,149		1.0%
Barry M. Mandinach	10,282		*
Andra C. Purkalitis	419		*
Richard W. Smirl	8,255	(1)	*

Non-Employee Directors
Peter L. Bain	3,404		*
Susan S. Fleming	15,984		*
Paul G. Greig	3,508		*
Timothy A. Holt	30,745		*
Melody L. Jones	8,213		*
W. Howard Morris	2,233	(2)	*
John C. Weisenseel	0		*

All Directors and current Executive Officers as a group (13 persons) (4)	431,509	(3)	6.2%

*	Less than 1%
(1)	Includes 937 RSUs that Mr. Smirl has the right to acquire as of, or within 60 days of, March 31, 2025.
(2)	Includes 435 shares of Common Stock held by The Prairie & Tireman Group, LLC. Mr. Morris disclaims beneficial ownership of these shares.
(3)	See footnotes (1) and (2).
(4)	The address of all the Company’s directors and executive officers is c/o Virtus Investment Partners, Inc., One Financial Plaza, Hartford, Connecticut, 06103.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Our Board has eight members. The Directors standing for election for a one-year term at the Annual Meeting are Dr. Fleming, Ms. Jones, and Messrs. Bain, Holt, Morris, and Weisenseel. Mr. Holt and Dr. Fleming have been directors of the Company since it became an independent public company on January 1, 2009. Ms. Jones was appointed to the Board in October 2014. Messrs. Bain, Morris and Weisenseel were appointed to the Board effective October 2019, March 2021 and December 2024, respectively.

Our certificate of incorporation previously provided for a classified Board divided into three classes of Directors. Our certificate of incorporation was amended, with shareholder approval, to effectuate a phased-in declassification of the Board. Commencing with the 2024 annual meeting of shareholders, directors or their successors whose terms then expire will be elected for one-year terms. Beginning with the 2026 Annual Meeting, the entire Board will be elected on an annual basis.

Board Nominees

In February 2025, members of our Governance Committee evaluated the contributions and performance of Dr. Fleming, Ms. Jones, and Messrs. Bain, Holt, and Morris as members of our Board. As part of its evaluation, each of our directors was interviewed regarding his or her views of the performance of each of Dr. Fleming, Ms. Jones, and Messrs. Bain, Holt, and Morris by a representative of the Governance Committee. Following completion of its individual evaluations, the Governance Committee recommended to the Board that each of Dr. Fleming, Ms. Jones, and Messrs. Bain, Holt, Morris, and Weisenseel be nominated to stand for re-election as a director at the Annual Meeting. Our Board, having considered the recommendations of the Governance Committee, approved Dr. Fleming, Ms. Jones, and Messrs. Bain, Holt, Morris, and Weisenseel as nominees for election to the Board by the shareholders. If elected by shareholders, Dr. Fleming, Ms. Jones, and Messrs. Bain, Holt, Morris, and Weisenseel will hold office for a one-year term expiring at the 2026 Annual Meeting and until his or her successor has been duly elected and qualified, or upon his or her earlier resignation, retirement, death, disqualification or removal. Each of the director nominees has indicated that he or she will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election but should any such nominee be unavailable for election by reason of death or other unexpected occurrence, your proxy, to the extent permitted by applicable law, may be voted by the proxies named therein, with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

A plurality of the affirmative votes cast by shareholders present in person or represented by proxy and entitled to vote is required for the election of each such director nominee. That said, pursuant to our Bylaws, any director nominee who receives a greater number of votes “withheld” than votes “for” such director nominee’s election is required to promptly tender such director nominee’s resignation subject to acceptance by the Board. The Board’s decision, which will not involve the participation of any incumbent director who fails to receive a majority of the votes cast in an uncontested election of directors, will be promptly disclosed in a public announcement.

The Board recommends that shareholders vote “FOR” the election of its director nominees,

Peter L. Bain, Susan S. Fleming, Timothy A. Holt, Melody L. Jones, W. Howard Morris, and

John C. Weisenseel as directors of Virtus

Listed below are the names of the Board’s nominees to the director seats and the incumbent directors who will be continuing in office following the Annual Meeting, together with certain biographical and business information regarding such persons and the experience and certain other factors considered in connection with the selection of such persons for membership on our Board.

Board Nominees

PETER L. BAIN (66), Director since 2019. Mr. Bain served as President, Chief Executive Officer and Director of OM Asset Management, a global multi-boutique asset management firm now known as Acadian Asset Management, Inc., from 2011 to 2017. From 2001 until 2009, he held various positions at Legg Mason, a global asset management firm, including Senior Executive Vice President from 2004 to 2009, head of affiliate management and corporate strategy from 2008 to 2009 and as chief administrative officer from 2003 to 2005. Prior to that time, he was with Berkshire Global Advisors from 1991 to 2000 where he served as Managing Director from 1995 to 2000, and earlier at Merrill Lynch & Co. in various roles from 1987 to 1990. Mr. Bain brings to our board demonstrated leadership experience in the asset management industry. Furthermore, Mr. Bain’s extensive experience with a wide array of corporate finance and operational matters positions him well to serve as a member of our Board and Compensation Committee.

SUSAN S. FLEMING (55), Director since 2009. Dr. Fleming is an entrepreneur in residence, angel investor and speaker for corporate clients focusing on issues of gender diversity and inclusion. She served as a senior lecturer of management and entrepreneurship at Cornell University from 2009 to 2018. Dr. Fleming worked at Capital Z Financial Services, a private equity firm, as a Principal from 1998 to 2001 and as Partner from 2001 to 2003. She was Vice President at Insurance Partners Advisors, LP, a private equity firm, from 1994 to 2003 and held various positions at Morgan Stanley and Company from 1992 to 1994. In August 2018, Dr. Fleming joined the board of RLI Corp., an American property and casualty insurance company where she serves as a Director and is a member of the Audit Committee and Chair of the Finance and Risk Committee. Her prior public company directorships include Endurance Specialty Holdings, Ltd., a global insurance provider, where she served from May 2011 to March 2017; Universal American Financial Corp., a family of specialty healthcare companies, from July 1999 to December 2003; PXRE Group, Ltd., a property reinsurer, from April 2002 to April 2005, Ceres Group, Inc., an insurance and annuity products provider, from February 2000 to August 2006; and Quanta Capital Holdings, Ltd., a specialty insurance and reinsurance holding company, from July 2006 to October 2008. With her years of experience in investment banking, private equity, education and entrepreneurship, Dr. Fleming brings to our Board demonstrated leadership and experience with a wide array of corporate finance, mergers and acquisitions, and operational matters. Dr. Fleming’s experience in corporate finance and organizational leadership also positions her well to serve as a member of our Board and Audit Committee and Chair of our Governance Committee.

TIMOTHY A. HOLT (72), Director since 2009. Mr. Holt held various senior management positions with Aetna, Inc., a managed healthcare company, until his retirement in 2008. He was Senior Vice President and Chief Investment Officer from 1999 to 2008, Vice President and Chief Investment Officer from 1997 to 1999, Chief Enterprise Risk Officer from 2004 to 2007, Senior Vice President and Chief Financial Officer of Aetna Retirement Services from 1996 to 1997, Vice President of Portfolio Management Group from 1992 to 1995, Vice President of Aetna Portfolio Management from 1991 to 1992, Vice President, Finance and Treasurer from 1989 to 1991, Vice President of Public Bonds from 1987 to 1989, Property/Casualty Portfolio Manager from 1983 to 1987, Investment Officer from 1981 to 1982 and Investment Officer/Analyst from 1977 to 1981. He was a member of Aetna’s Executive Committee from 2003 until his retirement in 2008. Mr. Holt served as a consultant to Aetna during 2008 and 2009. From 2012 through April 2025, Mr. Holt has served as a director of MGIC Investment Corporation, a provider of private mortgage insurance in the U.S. and has served as its Chairman of the Securities Investment Committee. From January 2014 to February 2017 served as a director of StanCorp Financial Group, which was a publicly traded insurance products company until it was acquired in March 2016. With his broad management, financial and investment experience at Aetna, Mr. Holt brings to our Board leadership and knowledge regarding the financial and investment industries, risk management, corporate governance and financial and corporate operational matters. Mr. Holt’s extensive management and investment experience positions him well to serve as the Chairman of our Board and as a member of our Compensation Committee and Governance Committee.

MELODY L. JONES (65), Director since 2014. Ms. Jones provides executive assessment and coaching services through 32-80 Advisors, LLC, which she founded in 2017. As of February 2025, Ms. Jones has served as the interim Chief Human Resources Officer of Heidrick and Struggles, an international executive search and management consulting company. From 2012 to 2017, Ms. Jones served as the Chief Administrative Officer (“CAO”) for CEB, a best practice insight and technology company. In her role as CAO, Ms. Jones had global responsibility for New Product Development, Information Technology, Legal and Compliance, Human Resources, Communications, Philanthropy and the Member Events department. She joined the firm in December 2005 and served as the Chief Human Resources Officer (“CHRO”) until February 2012. She managed CEB’s Professional Services practice from 2010 to 2012 and the firm’s product development function from 2013 to 2015. Prior to CEB, Ms. Jones served from 2002 to 2005 as the global head of Human Resources for T. Rowe Price, a global investment management firm. Prior to joining T. Rowe Price, Ms. Jones spent eight years at Aon Corporation, a global insurance brokerage and consulting company, serving from 1998 to 2002 as the CHRO. She joined Aon in 1994, as head of the Midwestern Regional Office of Aon Consulting. In 1996, she assumed responsibility for the HR Strategy and Technology consulting practice and managed this global practice until assuming her role as CHRO for the corporation. Ms. Jones also served as a senior consultant with Organizational Dynamics, Inc., an international management training and consulting company, and held several leadership positions across a six-year tenure with Citicorp Mortgage. Ms. Jones currently serves on the Boards of CEATI, a user-driven best practices network organization for the utilities industry; Fount Global, whose focus is technology and employee experience insights for global executives; and YPTC, which provides outsourced fractional accounting support to the non-profit sector. She also serves on the Advisory Boards of Pamlico Investment Partners, a mid-market private equity firm, and Exec Online, a global leadership development business. Ms. Jones brings to our Board management and leadership experience, which positions her well to serve as a member of our Board and Governance Committee and Chair of our Compensation Committee.

W. HOWARD MORRIS (65), Director since 2021. Mr. Morris has been President and Chief Investment Officer of The Prairie & Tireman Group, an investment partnership, since 1998. Prior to founding Prairie & Tireman, Mr. Morris was president and chief investment officer at WILMOCO Capital Management in Detroit, where he managed portfolios for institutions. He served from 2002 to 2005 as chief executive officer and emergency financial manager for the Inkster Public School District, where he had authority over the district’s financial and operational matters. He was appointed to that position by the governor of Michigan after serving as the chief financial officer of the Detroit Public School District. He was an assistant professor of accounting and investments at Hillsdale College in Hillsdale, Michigan from 1991 to 1998. He is currently serving a second four-year term on the Michigan State Tax Commission. He is a Certified Public Accountant and Chartered Financial Analyst. From 2007 through April 2025, Mr. Morris has served on the board of Owens Corning, an American company that develops and produces insulation, roofing, and fiberglass composites and related materials and products. Mr. Morris brings to our Board expertise in investment management and financial matters, which positions him well to serve as a member of our Board and Audit Committee.

JOHN C. WEISENSEEL (65), Director since 2024. Mr. Weisenseel served as Senior Vice President and Chief Financial Officer of AllianceBernstein LP from 2012 to 2021, where he supervised global finance activities for the publicly traded asset management company. Prior to joining AllianceBernstein, he held financial leadership roles at McGraw Hill from 2004 to 2012, initially as senior vice president and corporate treasurer and later as senior vice president and chief financial officer of the firm’s Standard & Poor’s subsidiary. Earlier he was vice president and corporate treasurer for Barnes & Noble from 2000 to 2004 and from 1990 to 2000 held a variety of derivatives trading and financial positions at Citigroup. While at Citigroup he also served on a Toronto Stock Exchange Blue Ribbon Advisory Panel concerning the transition to the new S&P Canadian Market Index. Prior to Citigroup, he worked at other banks and began his career at KPMG Peat Marwick. Since 2021 he has been an Executive-in-Residence at Lipscomb University’s College of Business in Nashville and has served on the boards of several nonprofit organizations. Mr. Weisenseel brings to our Board exceptional executive leadership experience along with expertise in investment management and financial matters, which positions him well to serve as a member of our Board and Audit Committee.

Other Continuing Members of the Board

GEORGE R. AYLWARD (60), Director since 2008. Mr. Aylward has served as President of the Company since November 6, 2006 and has been our President and CEO since January 1, 2009, when the Company became an independent public company. He joined the predecessor to the Company, Phoenix Investment Partners, Inc. (“PXP”), which was the majority owned asset management subsidiary of The Phoenix Companies, Inc. (“PNX”), in 1996. At PNX, Mr. Aylward served as President, Asset Management, and Senior Executive Vice President from February 2007 to December 31, 2008; Executive Vice President, Asset Management, from November 6, 2006 to February 2007; Senior Vice President and Chief Operating Officer, Asset Management, from 2004 through 2006, and Chief of Staff to the Chairman, President and CEO from 2002 through 2004. He also served in several senior financial positions at PXP prior to 2002. Since 2006, Mr. Aylward has served as President and Trustee of the Virtus Mutual Funds, having been Executive Vice President from 2004 to 2006; President (since 2010) and Trustee (since 2012) of the Virtus Variable Insurance Trust; Trustee and President of the Virtus Alternative Solutions Trust since 2013; Director of the Virtus Global Funds, plc since 2013; and Chairman and Trustee of Virtus ETF Trust II since 2015. In addition, he serves as President, CEO and Director (or Trustee) of 12 closed-end funds managed by the Company’s affiliated registered investment advisers. Mr. Aylward brings to our Board demonstrated leadership, extensive knowledge of and experience in the asset management and financial services industries, and superior executive management and financial skills as our CEO.

PAUL G. GREIG (69), Director since 2019. Mr. Greig served as Chairman of the board of Opus Bank (“Opus”), a federally insured chartered commercial bank, from 2017 to 2019. While at Opus, he held the role of interim Chief Executive Officer and President during 2018 and 2019. At Opus, he served as chair of the Risk Committee and as a member of the Governance and Nominating Committee and Audit Committee. Prior to joining Opus, Mr. Greig served as Chairman of the Board, President and Chief Executive Officer of FirstMerit Corporation, a regional diversified financial services company, from 2006 to 2016. He has been a member of the Advisory Board of Omni Senior Living, senior residential communities located throughout Ohio, since 2016. He previously served as President and Chief Executive Officer of Citizens Banking Corporation—Illinois from 2005 to 2006 and was a director and member of the Audit Committee of the Federal Reserve Bank of Cleveland from 2011 to 2014. Mr. Greig brings to our Board exceptional leadership experience along with expertise in financial and accounting matters, which positions him well to serve as a member of our Board and Chair of our Audit Committee.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte audited our consolidated financial statements for the fiscal year ended December 31, 2024 and performed other services as described under “Fees Paid to the Independent Registered Public Accounting Firm” below.

We are submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified by the shareholders of the Company, the Audit Committee may reconsider the selection of Deloitte as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time it determines that a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025 requires that a majority of the votes represented at the Annual Meeting, in person or by proxy, be voted “FOR” the proposal.

The Board recommends a vote “FOR” the ratification of the appointment of

Deloitte & Touche LLP

as our independent registered public accounting firm

for the fiscal year ending December 31, 2025

Fees Paid to the Independent Registered Public Accounting Firm

The following table provides detail about fees for professional services rendered by Deloitte for the fiscal years ended December 31, 2024 and 2023.

	2024	2023 (5)
Audit Fees (1)	$1,277,600	$1,243,870
Audit-Related Fees (2)	36,100	34,700
Tax Fees (3)	357,250	334,460
All Other Fees (4)	255,000	222,800

Total Fees	$1,925,950	$1,835,830

(1)

Includes services rendered for the audit of the Company’s consolidated financial statements and audit of the effectiveness of internal controls over financial reporting included in our Annual Reports on Form 10-K; the provision of consents, comfort letters and reviews of our quarterly financial statements; and stand-alone audits of certain subsidiary operations of the Company.

(2)	Includes transfer agent internal control services.
(3)	Primarily includes tax compliance, tax advisory and related tax services.
(4)	Primarily includes systems and organizational controls reports and agreed-upon procedures.
(5)

Certain 2023 fees have been reclassified to conform with the current 2024 presentation. Fees associated with stand-alone audits of certain subsidiary operations of the Company have been reclassified to Audit Fees from Audit-Related Fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy concerning the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are to be regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, and any such approvals must be reported to the full Audit Committee at its next meeting. All services provided by Deloitte during 2024 and 2023 were pre-approved by the Company’s Audit Committee in accordance with this pre-approval policy.

Report of the Audit Committee

The Audit Committee acts under a written charter adopted and approved by the Board, a copy of which may be found on the Company’s website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.” Each of the members of the Audit Committee is independent as defined under NYSE listing standards and applicable law.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its reporting process, including establishing and maintaining internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for auditing our annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by management, the Company’s internal audit function and the Company’s independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2024 with management and with Deloitte, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024.

The Audit Committee has discussed with Deloitte those matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also has received the written disclosures and the letter from Deloitte required by the applicable PCAOB requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Deloitte with that firm.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully Submitted:

AUDIT COMMITTEE

Paul G. Greig, Chair

Susan S. Fleming

W. Howard Morris

John C. Weisenseel

ITEM 3—TO APPROVE BY AN ADVISORY VOTE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

We are asking our shareholders to approve, by an advisory vote, the compensation of our named executive officers (“NEOs”), as disclosed in our Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation contained in this Proxy Statement.

This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is tied to the achievement of our financial, operational, and strategic goals and designed to:

•	Attract and retain critical executive leadership;

•	Support a high-performance environment by linking compensation to Company, functional, and individual achievements; and

•	Align our executives’ interests with those of our shareholders.

Our management team continued to execute on our long-term business plan during 2024, with an improvement in financial results from the prior year and significant progress on foundational strategic and operational activities, but with challenging sales and net flows that reflected industry trends. Key financial and operating results and accomplishments related to the Company’s strategic objectives during the year included:

•

Assets under management (“AUM”) ended the year at $175.0 billion, a 2% increase over ending AUM of $172.3 billion at December 31, 2023, as positive market performance across asset classes offset total net outflows.

•

Total sales of $26.8 billion for 2024 increased by 3.5% from $25.9 billion for 2023, benefitting from higher sales of retail separate accounts, exchange-traded funds (ETFs), and global funds, which offset lower institutional sales. Investor preferences in 2024 continued to be focused on U.S. large cap equity strategies, led by mega cap technology stocks, to the detriment of U.S. small- and mid-cap strategies as well as non-U.S. equity, which are the Company’s most marketable offerings. Sales by product in 2024 included $9.8 billion in U.S. retail funds, which were down slightly from 2023; $8.6 billion in retail separate accounts, a 29% increase from 2023; $1.5 billion in ETFs, a 243% increase over the prior year; $1.0 billion in global funds, a 32% increase from 2023; and $5.7 billion in institutional offerings, down from $8.0 billion in 2023.

•

Total net flows of ($10.4) billion compared with ($7.2) billion in the prior year primarily reflecting higher negative net flows in institutional and U.S. retail funds, which offset positive net flows in intermediary sold retail separate accounts, wealth management strategies, global funds, and ETFs. The open-end funds net flow rate improved compared to 2023, but net outflows continued in line with industry trends of funds in similar investment categories. The Company has had positive net flows for retail separate accounts in seven of the last eight quarters and wealth management accounts have had positive net flows for each quarter in the past six years. Institutional net outflows were primarily as a result of outflows in certain equity strategies, including the rebalancing of one client that added an additional subadviser on its strategies.

•

The Company’s investment managers continued to have strong relative investment performance across products and strategies, with an increase to 52% of total assets under management in the top half among their peer groups, compared with 41% in 2023. In addition, 84% of retail separate accounts and 52% of institutional assets outperformed their respective benchmarks on a five-year basis as of December 31, 2024, and 72% of rated U.S. retail fund assets were in funds with 5- or 4-star Overall Morningstar Rating™.[1]

[1]	See Appendix B for additional information regarding mutual fund investment performance.

•

Operating income for the year increased by 20.5% to $182.5 million from $151.5 million in 2023 and the related margins were 20.1% and 17.9%, respectively. Operating income, as adjusted,[2] increased 11.5% to $267.3 million from $239.8 million and the related margins were 32.6% and 31.6%, respectively. Diluted earnings per share (“EPS”) of $16.89 compared with $17.71 in 2023 and diluted EPS, as adjusted, of $26.33 increased 20% from $21.93 in 2023. The Company’s 2024 diluted EPS represented an 8% five-year compound annual growth rate (“CAGR”). Diluted EPS, as adjusted, represented a 12% five-year CAGR. Both the relative investment performance metric discussed previously and the diluted EPS result noted above improved sequentially, but both results were below targets used to evaluate Company performance.

•

One-year total shareholder return (“TSR”) of (5.5%) compared with the 25.6% median return for the Financial Peers and 23.3% for the S&P 500. For the three-year period, the Company’s TSR of (17.8%) compared with the Financial Peers’ median of 10.0% and the S&P 500’s TSR of 23.4%.[3]

•

The Company’s accomplishments during 2024, which are provided in further detail in the Compensation Discussion and Analysis, included, among others: significant progress on foundational strategic and operational activities; targeted product development initiatives that included the introduction of numerous ETFs, retail separate account strategies, and global funds; significant growth in sales of ETFs and global funds; continued expansion of retail and institutional opportunities in non-U.S. markets; the phase-in of managers onto a common operating platform; and expense management initiatives that led to flat other operating expenses over the last three years even with investments in the business and the addition of a new investment manager.

In considering your vote, we urge shareholders to review the information on the Company’s compensation policies and decision process regarding the NEOs, as presented in the Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee as set forth in this Proxy Statement.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related materials disclosed in this Proxy Statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Compensation Committee or the Board, nor will it create any additional fiduciary duty on the part of the Compensation Committee or the Board. This advisory vote also does not seek to have the Board or Compensation Committee take any specific action. However, the Board and the Compensation Committee value the view expressed by our shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation matters in the future. In considering the outcome of this advisory vote, the Board and the Compensation Committee will review and consider all shares voted in favor of the proposal and not in favor of the proposal. The affirmative vote of a majority of the votes represented at the Annual Meeting, in person or by proxy, is required to approve, on an advisory basis, this proposal.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement

[2]	The referenced non-GAAP measures (“as adjusted”) are described and reconciled to GAAP reported amounts in Appendix A to this Proxy Statement.
[3]	See Appendix C for companies that comprise the Financial Peers.

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding the executive officers of the Company as of March 31, 2025:

Name	Age	Position
George R. Aylward	60	President, Chief Executive Officer and Director
Michael A. Angerthal	57	Executive Vice President, Chief Financial Officer and Treasurer
Elizabeth A. Lieberman	62	Executive Vice President, Chief Human Resources Officer
Barry M. Mandinach	68	Executive Vice President, Head of Distribution
Andra C. Purkalitis	63	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary
Richard W. Smirl	57	Executive Vice President, Chief Operating Officer

As Mr. Aylward also serves as a director of the Company, his information is presented above in this Proxy Statement under the heading Item 1 – Election of Directors – Other Continuing Members of the Board.

Mr. Angerthal is Executive Vice President, Chief Financial Officer and Treasurer and has held those positions since January 1, 2009 when the Company became an independent public company. He also serves as our principal accounting officer. Mr. Angerthal joined Phoenix Investment Partners, Inc. (“PXP”), the predecessor to the Company, as Senior Vice President, Chief Financial Officer in 2008. Prior to joining the Company, Mr. Angerthal had been the Chief Financial Officer of CBRE Realty Finance, a publicly traded commercial real estate specialty finance company, from 2005 to 2008. Previously, he held several positions with GE Corporation, a diversified technology, media and financial services company, including Manager, Financial Planning & Analysis of GE Real Estate from 2002 to 2005; Staff Analyst, Investor Relations of GE Capital Corp. from 1999 to 2002; and Director, Finance of NBC from 1996 to 1999. Prior to GE, he was a Manager of Business Assurance in the audit practice of Coopers & Lybrand in New York. Mr. Angerthal is a Certified Public Accountant and earned an MBA from Columbia Business School and holds an undergraduate degree in accounting from Pace University in New York.

Ms. Lieberman is Executive Vice President and Chief Human Resources Officer, a position she has held since joining the Company in May 2024. She is responsible for developing and guiding human resources strategy in the areas of recruiting, talent and performance management, training and development, diversity, and compensation and benefits. She also supports the Compensation Committee of the Board. Ms. Lieberman has led human resource organizations in the financial services sector throughout her career. Prior to joining the Company, she was head of human resources for the U.S. Capital Markets unit of Royal Bank of Canada (RBC) and a member of RBC’s U.S. Regional Operating Committee from 2016 to 2023. Earlier she was global head of human resources for the Royal Bank of Scotland’s capital markets business in London from 2010 to 2016 and from 2004 to 2007 was global head of human resources for the investment banking division of Lehman Brothers. She began her career in human resources with Deutsche Bank. Ms. Lieberman holds a B.A. in Psychology from Barnard College, Columbia University.

Mr. Mandinach is Executive Vice President and Head of Distribution. Mr. Mandinach has more than 30 years of experience in the investment management industry, primarily in retail product sales, marketing, and sales leadership. Prior to joining the Company in 2014, he was at UBS Global Asset Management (U.S.), a global investment services firm, for 12 years, most recently as Head of Wholesale Distribution and Chief Marketing Officer, as well as a board member of the PACE Select Funds. From 1999 to 2001, Mr. Mandinach was the Chief Sales and Marketing Officer at PXP. Prior to PXP, he was a partner and co-founder, with Martin Zweig and Eugene Glaser, of the Zweig Mutual Funds, which were acquired by PXP in 1999. He began his investment industry career in 1981 at Drexel Burnham Lambert, an investment banking firm, holding sales and product management roles over eight years. Mr. Mandinach earned a B.S. in political science from Emory University and a J.D. from the University of Miami.

Ms. Purkalitis is Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary, a position she has held since she joined the Company in November 2023. She is responsible for developing and guiding the strategic direction of the legal, regulatory and compliance functions and also provides counsel to Virtus’ Board of Directors on all legal and regulatory matters. Prior to joining the Company, Ms. Purkalitis was most recently Global Chief Compliance Officer and Regulatory Counsel at Affinius Capital, a private equity real estate management company, beginning in May 2021 and prior to joining Affinius, was Global Chief Compliance Officer and Regulatory Counsel at Russell Investments, a global investment management firm, from March 2019 to May 2021. She previously served as Regional Chief Executive Officer and Chief Legal Officer at Aviva Investors Americas from 2011 to 2015, and, earlier, as Chief Administrative Officer and General Counsel at Old Mutual Capital, a division of Old Mutual Asset Management (now Acadian Asset Management Inc.) from 2005 to 2011. She also served as a Branch Chief and Enforcement Attorney for the U.S. Securities and Exchange Commission in Denver between 1990 and 1997. Ms. Purkalitis earned a J.D. from the University of Denver College of Law, where she also served as an Adjunct Professor teaching courses in securities regulation and international business transactions. She earned a B.A. degree in political science from the University of Nebraska.

Mr. Smirl is Executive Vice President and Chief Operating Officer, a position he has held since joining the Company in May 2021, and also serves as Executive Vice President for numerous trusts and mutual funds sponsored by the Company. From July 2018 to April 2021, he was Chief Operating Officer (“COO”) at Russell Investments, where he oversaw the company’s information technology, fund services, legal, compliance, risk management, internal audit, investment performance analytics, and government and community relations functions. Prior to Russell Investments, he was the Executive Director and Chief Executive Officer at the State of Wisconsin Investment Board, an independent agency responsible for managing assets of the state’s retirement system and other trust funds, from January to July 2018. Before that, he was Partner and COO at William Blair Investment Management, which he joined as Chief Legal Counsel in 2004 and where, as COO, he led operations, product development, fund services, finance, business analysis, risk management, and technology teams until 2018. From 2001 to 2004 he was Chief Legal Officer at Strong Capital Management. He began his career in 1992 at a Los Angeles-based law firm, where he specialized in securities law. Mr. Smirl holds a bachelor’s degree in economics from the University of California at Irvine and a J.D. from Loyola Law School in Los Angeles.

EXECUTIVE COMPENSATION

Letter to our Shareholders

Dear Fellow Shareholders:

The Compensation Committee (for purposes of this Executive Compensation section, the “Committee”) of the Board is responsible for ensuring that the Company’s executive compensation program, including its compensation governance policies and executive pay decisions, aligns with our pay-for-performance philosophy. The Committee establishes, updates, and evaluates the framework and results of the Company’s executive compensation program. By soliciting feedback through shareholder engagement and requiring an annual “Say on Pay” advisory vote, we have aligned our compensation philosophy and objectives with our shareholders’ interests.

Pay-for-Performance Philosophy

We maintain a pay-for-performance alignment by linking the most significant portion of each executive’s pay to performance against specific financial and operational metrics, achievement of long-term strategic priorities, and creation of shareholder value. Annual incentive awards for our CEO and our other NEOs are determined through an evaluation of the Company’s performance against pre-established financial, operational, and strategic objectives, subject to a maximum funding level established at the beginning of the year, which for 2024 was 7% of operating income, as adjusted, prior to incentive compensation.

The Committee established annual incentive goals under the Financial, Operational, and Strategic categories that, with the exception of the operating margin, as adjusted, metric, required improvement over the prior year (for absolute measures) or results that exceeded industry median levels (for relative measures). Specifically:

•

The targets for three metrics – operating margin, as adjusted of 35.0%; growth in operating income, as adjusted, versus Financial Peers at the 45th percentile; and total net flow rate of 1.0% – are set at a level to ensure challenging goals for operating results and organic growth of assets under management, and to require above-peer median performance in order to earn a pay-out at the target level.

•

The target of EPS, diluted, as adjusted[4] for 2024 was set at $26.75, a 22% increase over the 2023 result of $21.93, reflecting the Committee’s expectation for bottom-line growth that benefits shareholders.

•

The Committee maintained the target for three-year relative investment performance of all AUM, as measured by the percentage of long-term AUM outperforming peer groups, at 55%, thus requiring an above-median outcome relative to peers in order to earn a pay-out at the target level.

•

Finally, the Committee also maintained the target sales metric of an 18.0% gross sales rate for all products, which was an increase from the 2023 result of 16.7% (adjusted for the acquisition of AlphaSimplex).

Long-term incentives also reinforce pay-for-performance, while aligning the interests of executives with shareholders. Specifically, 100% of long-term incentives are stock based, with 50% subject to performance relative to industry peers.

To further enhance alignment with shareholders’ interests, and consistent with our compensation philosophy, we require variable incentives to be a substantial percentage of executive compensation opportunity. For 2024, the Committee maintained a 50%/50% target for the CEO’s long-term/short-term incentive pay mix, consistent with the 2023 target ratio. For 2024, 90.8% of our CEO’s target compensation was in the form of variable, or “at-risk,” pay.

[4]	Non-GAAP measures (“as adjusted”) referenced in the Executive Compensation section herein are reconciled to GAAP reported amounts in Appendix A to this Proxy Statement.

Shareholder Engagement

The Committee recognizes the importance of executive compensation decisions to our shareholders and, together with management, engages with shareholders throughout the year. This engagement allows us to solicit input and respond to questions about Company matters, including our executive compensation program. We carefully consider shareholder feedback, advice from our independent compensation consultant, and input from proxy advisory firms regarding compensation program design elements, prevailing industry best practices, the nature and type of metrics included in our performance-based incentive plans, and the linkage of executive pay to Company, functional, and individual performance when establishing our executive compensation plan each year. We believe this comprehensive approach has helped us maintain an executive compensation program that supports the long-term strategic goals of the Company. We are also pleased that 93% of the votes cast on the advisory “Say on Pay” proposal at the 2024 annual meeting of shareholders were voted in favor of our executive compensation program, comparable to the favorable vote at the 2023 annual meeting. Based on the strong support reflected in the results of the most recent Say on Pay vote, the Committee concluded that the Company’s executive compensation program is performing as intended and determined not to make changes to the core structure of the program for fiscal 2024.

Financial and Operational Results

The Company’s financial and operational results for 2024 reflected the volatile and at times very challenging economic conditions that continued from the prior year, including higher interest rates to fight persistent inflation, federal budget policy uncertainty, and growing geopolitical tensions. Financial and operating results were below target, although two operating metrics – the gross sales rate and the total net flow rate – improved from the prior year’s results. The 2024 results included:

•	Assets under management increased by 2% to $175.0 billion at December 31, 2024, from $172.3 billion at December 31, 2023 as a result of market performance, which offset total net outflows;

•

Total sales increased by 3.5% to $26.8 billion in 2024 from $25.9 billion in 2023, benefitting from higher sales of retail separate accounts, exchange-traded funds (ETFs), and global funds, which offset lower institutional sales;

•

Total net flows of ($10.4) billion compared with ($7.2) billion in 2023 and were heavily impacted by net outflows in Institutional and U.S. Retail Funds, which offset positive net flows in the focused product areas of retail separate accounts, ETFs, and global funds;

•

Net income attributable to Virtus Investment Partners, Inc. of $121.7 million compared with $130.6 million in 2023, with related operating margins of 20.1% and 17.9%, respectively. Net income attributable to Virtus Investment Partners, Inc., as adjusted, improved by 17% to $189.8 million from $161.8 million and the related operating margin improved to 32.6% from 31.6%;

•

EPS, diluted, of $16.89 compared with $17.71 in 2023 and EPS, diluted, as adjusted, of $26.33 increased 20% from $21.93 in 2023. The Company’s 2024 diluted EPS represented an 8% five-year CAGR, and diluted EPS, as adjusted, represented a 12% five-year CAGR; and

•	Total shareholder return (“TSR”) for 2024 was (5.5%) compared with the 25.6% median return for the Financial Peers and 23.3% for the S&P 500.

Net Income[5] ($M)	Operating Margin	Earnings Per Share, Diluted

Total Assets Under Management ($B)	Total Sales ($B)	Asset Net Flows ($B)

Strategic Results

Despite the market-related challenges that the Company and its competitors in the asset management industry faced during the year, the Company’s executive leaders remained focused on executing on its five strategic priorities of Product Quality, Distribution Growth, Operating Optimization, Talent Engagement, and Financial Management. As discussed in further detail in the Summary of Key Accomplishments in the Strategic Objectives table, below, the Company notably:

•

Focused on targeted product development initiatives to expand the offering of distinctive and diverse investment strategies, particularly in the growth areas of retail separate accounts, ETFs, and global funds. As a result of management’s long-term emphasis on generating sales in growth areas:

•	Retail separate account sales increased by 29% to $8.6 billion and positive net flows increased by 135% to $1.7 billion;

•	ETF sales increased by 243% from the prior year to $1.5 billion in 2024 and AUM increased by 97% to $3 billion, the largest percentage increase in AUM for any product category for the year; and

•	Global funds sales and net flows both increased by 32% from the prior year, leading to total Global Funds AUM of $5.2 billion as of December 31, 2024.

•

Continued to implement the scheduled build-out of additional performance analytics, risk management and client reporting capabilities to the common operating platform and added equity managers to the platform.

•

Maintained a disciplined focus on expense management initiatives that led to flat other operating expenses over the last three years – despite investments in the business and addition of a new investment manager in 2023 – and resulted in margin expansion of 100 basis points (bps) and a 20% growth in EPS, diluted, as adjusted.

[5]	Attributable to Virtus Investment Partners, Inc.

•

Returned a meaningful level of capital to shareholders, including through an increase in the common stock dividend for the seventh consecutive year and through the repurchase of common shares, which lowered shares outstanding by 1.7% from December 31, 2023 to December 31, 2024.

Compensation Outcomes and Decisions

In evaluating the Company’s 2024 performance to determine executive officer annual incentive payouts, the Committee considered the following key factors: (i) financial and operating results, including those described above and provided in the table, 2024 Annual Incentive Performance Metrics and Results, below; (ii) accomplishments against the Company’s strategic priorities, as described in the Summary of Key Accomplishments in the Strategic Objectives table below; and (iii) management’s continued focus on maintaining strategic investments in the business and its key resources.

Considering the quantitative and qualitative components of the annual incentive plan, the Committee assessed the Company’s overall annual results to be below target. The main drivers of this outcome were:

•

In the Financial category (weighted at 50%), the Company reported strong financial results in operating margin, as adjusted, and diluted earnings per share compared to the prior year, both of which were near target although modestly below the 2024 plan. Financial results reflected positive market appreciation and the management of expenses, resulting in margin expansion of 100 bps and diluted EPS, as adjusted, growth of 20%. Growth in operating income compared with the Financial Peers was below target.

•

Operational results (weighted at 30%) were slightly below target, although, as noted previously, total sales improved from the prior year. The gross sales rates and relative investment performance were slightly below target. The total net flow rate was in the 92nd percentile.

•

Strategic results (weighted at 20%) were above expectations as the Company’s senior leaders executed well across each of our five primary strategic objectives. The activities in 2024 ranged from targeted product introductions for diversification into higher demand areas, rationalizations of functions and entities to facilitate future profitable growth, and repositioning of distribution resources and strategy to expand opportunities.

As a result, the Committee approved annual incentive awards for the executive officers that were, in aggregate, 26.8% of the maximum potential pool funding of 7% of operating income, as adjusted, before any variable incentive compensation. The Committee also approved the annual incentive payout for the CEO at a level approximately 6% below target.

For the 2022-2024 long-term incentive plan (“LTIP”) three-year results, the Company was below threshold for both relative total shareholder return and relative net flow rate of assets under management. Accordingly, there was no payout for either component of these performance-adjusted awards, demonstrating our pay-for-performance alignment.

On behalf of management and the Board, the Committee appreciates your previous support for our “Say on Pay” proposal and asks you to carefully consider the Company’s achievements in 2024 as you assess our pay-for-performance decisions.

Respectfully,

COMPENSATION COMMITTEE

Melody L. Jones, Chair

Peter L. Bain

Timothy A. Holt

Compensation Discussion and Analysis

Named Executive Officers

We rely on a highly qualified and experienced management team that is focused on achieving profitable and sustainable financial results, delivering strong investment performance, and expanding our offerings of attractive products to create long-term value for shareholders. This Compensation Discussion and Analysis explains the compensation program for the following NEOs for 2024:

Named Executive Officer	Position

George R. Aylward	President, Chief Executive Officer and Director

Michael A. Angerthal	Executive Vice President, Chief Financial Officer and Treasurer

Barry M. Mandinach	Executive Vice President, Head of Distribution

Richard W. Smirl	Executive Vice President, Chief Operating Officer

Andra C. Purkalitis	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

Compensation Philosophy, Objectives and Principles

Our executive compensation program is structured to promote our objectives consistent with our compensation philosophy.

Compensation Philosophy and Objectives

• Attract and retain critical executive leadership

• Link compensation to Company, functional and individual achievements

• Align executive compensation with the interests of shareholders

Our executive compensation philosophy is based on established principles that support our business strategy.

Compensation Principles

• Performance is the primary driver of compensation decisions

• A greater proportion of compensation opportunity is “at risk” for the executives who bear higher levels of responsibility for firm performance

•  A weighting toward performance-based, variable “at-risk” compensation will lead to higher incentive compensation if superior performance is achieved, and lower or no incentive compensation, commensurate with performance outcomes

• Compensation levels reflect an executive’s role and responsibilities in achieving our strategic priorities and business objectives

• Compensation opportunity may change when factors such as job responsibilities or the Company’s relative positioning to competitors are considered

• Appropriate risk management is integrated into the compensation program design to deter imprudent risk-taking that could have a material adverse effect on the Company

Compensation Policies and Practices

The Compensation Committee has adopted the following pay and governance policies and practices that align with our compensation philosophy and objectives and shareholders’ interests:

What We Do

✓ Provide for a substantial portion of our executives’ pay to be at-risk via annual and long-term incentives

✓ Balance compensation among cash and equity and fixed and variable pay

✓ Impose a cap on executive officer annual and long-term incentives

✓ Evaluate compensation and performance compared to relevant peer companies

✓ Conduct an annual advisory vote of shareholders on executive compensation

✓ Engage with shareholders for input on a continuous basis

✓ Require executives to meet minimum stock ownership levels

✓ Maintain a compensation clawback policy compliant with the Dodd-Frank Act and NYSE rules

✓ Prohibit hedging of holdings in Company stock

✓ Engage an independent compensation consultant to assist in evaluating annual compensation program design and pay decisions for our executive officers and to advise the Compensation Committee

What We Don’t Do

× No single-trigger change-in-control provisions

× No employment agreements for our NEOs

× No aspect of compensation policies or practices encourages excessive, adverse risk-taking by executives

× No repricing of “underwater” stock options without shareholder approval

“Say on Pay” and Shareholder Engagement

Our year-round shareholder engagement complements ongoing investor relations activities that include investor conferences and one-on-one meetings in addition to dialogues concerning quarterly earnings. Conversations with shareholders include executive compensation matters such as pay-for-performance alignment, peer group methodology, and the use of financial and operational metrics in determining compensation awards, among other topics.

Through this year-round engagement, as well as our annual “say on pay” vote on executive compensation, our shareholders provide input to the Company on our executive compensation program. Our outreach to shareholders prior to the 2024 Annual Meeting included offers for telephonic or in-person meetings among Ms. Jones, Chair of the Committee, Mardelle Peña, former Chief Human Resources Officer, and institutional investors representing approximately 65% of common shares outstanding6 to discuss executive compensation and other governance topics.

Ms. Jones and Ms. Lieberman continued this engagement after the 2024 Annual Meeting to give shareholders further opportunity to provide feedback about our executive compensation program. During the fourth quarter of 2024 and first quarter of 2025, we contacted shareholders representing approximately 58% of shares outstanding and held discussions with shareholders representing approximately 18% of shares outstanding.7 Shareholders who opted not to participate in calls noted that they had no material concerns.

[6]	As of December 31, 2023
[7]	As of December 31, 2024

Peer Group Benchmarking

As the Company competes with other asset management companies for talent and must attract and retain critical executive talent with industry-specific skills and experience, the Committee believes that comparative data is useful and appropriate in establishing competitive compensation levels for executives.

Management obtains and uses third-party survey data from McLagan, a leading performance/reward consulting and benchmarking firm in the asset management industry. Our executive positions are compared against survey data based on positions with similar responsibilities and scope at firms with which we compete in our industry. In addition, compensation is reviewed against peer companies selected from traditional publicly traded asset managers that compete with the Company for talent and that are compared with the Company based on the following characteristics:

•	Business model

•	Diversity of investment strategies and products

•	Distribution channels
•	Management roles

•	Ownership structure

•	Assets under management

The Committee annually reviews the companies that comprise the executive compensation peer group for significant changes in the characteristics listed above. The Committee uses compensation data publicly disclosed by these peer companies as a market check and as only one of the factors for evaluating compensation levels. The peer group consists solely of asset managers because compensation programs within this industry are distinct from pay programs in the broader financial services sector, and asset managers are typically competing specifically with other asset managers for executive talent.

For 2024, the Committee selected the following nine public asset management companies for inclusion in the Executive Compensation Peer Group. These same companies were included in the Executive Compensation Peer Group used for 2023 along with GAMCO Investors and Pzena Investment Management, which were removed from the 2024 peer group as they are no longer public companies. The Company’s size, as measured by assets under management, approximated the median of the Executive Compensation Peer Group. The companies in the Executive Compensation Peer Group differ from companies that are included as peers for comparative financial results, including TSR, as shown on Appendix C.

Executive Compensation Peer Companies

Acadian Asset Management[8]

Affiliated Managers Group

AllianceBernstein

Artisan Partners Asset Management

Cohen & Steers

Federated Hermes

Janus Henderson Investors

Victory Capital Holdings

Wisdom Tree Investments

[8]	Formerly known as BrightSphere Investment Group

Compensation-Setting Process

The Role of the Compensation Committee

The Committee is responsible for reviewing and establishing executive officer compensation, including base salary and annual and long-term incentive compensation opportunities. The Committee recommends incentive compensation awards for our CEO, which must be approved by the independent members of the Board, and reviews and approves the incentive compensation awards for the other NEOs that are recommended by our CEO.

Compensation Determination Process

The Committee uses a rigorous process throughout the year in setting compensation opportunities and determining actual awards. Key steps include:

•	Setting target annual and long-term incentive opportunities for each NEO by reviewing market positioning in relation to each executive’s role and responsibilities;

•	Selecting annual and long-term incentive performance metrics used in funding incentive awards that are directly linked to the Company’s annual strategic and business planning process;

•	Establishing targets for our financial and operational metrics and strategic goals for the performance period;

•	Conducting quarterly and year-end assessments of the Company’s financial, operational, and strategic results against pre-established business objectives;

•	Evaluating each executive’s results against specific business objectives and overall leadership competencies; and

•	Reviewing the market position of each NEO’s final total compensation to validate placement within the market range.

In determining final individual annual incentive awards, the Committee reviews the Board’s evaluation of the CEO’s performance and the CEO’s evaluations of the performance of the other NEOs.

The Committee believes that evaluating Company and executive performance using this multi-faceted performance assessment process results in strong alignment between pay and performance outcomes. The following graphic shows the Committee’s decision-making process and timeline.

Compensation Committee Decision-Making Process and Timeline

Timing	Actions
Q1	• Evaluate prior year's performance results including absolute and relative goals; determine executive officer final pool funding
	• Review Board assessment of CEO performance
	• Review CEO's performance evaluations for other NEOs
	• Finalize annual awards, giving consideration to performance results and market positioning
	• Review strategic priorities and business objectives for current year (Board level process)
	• Establish and approve CEO financial, operational and strategic objectives for current year
	• Review NEO goals and objectives for current year as set by CEO
	• Review additional feedback from shareholder engagement calls and proxy advisory firms and consider related changes to incentive plans
	• Approve AI and LTI plan designs and metrics for current year; set maximum pool funding for current year
Q2	• Review Quarterly and YTD performance results and estimates of pool funding level
	• Review the "Say on Pay" vote result and additional shareholder feedback; consider changes to incentive plans or enhancements to disclosures for current year
	• Work with compensation consultant to review and finalize changes to compensation peer group
Q3	• Review Quarterly and YTD performance results and estimates of pool funding level
	• Review third-party compensation survey data
	• Review analysis of the market pricing data relative to peer group
Q4	• Review Quarterly and YTD performance results and estimates of pool funding level
	• Consider shareholder feedback in relationship to design elements and metrics for the upcoming year's annual and long-term incentive plans
	• Review compensation consultant's CEO market analysis and McLagan market data for all other NEOs

Monitor and Evaluate Performance | Set Goals and Objectives | Compensation Process

The Role of Management

Management, specifically our CEO and the executive vice president, chief human resources officer, attend Committee meetings and play a meaningful role in the compensation-setting process by assisting the Committee in establishing and maintaining compensation programs. Management’s role includes:

•	Providing analyses and supporting information, including third-party survey and industry information;

•	Addressing the Committee’s questions;

•	Recommending performance metrics and objectives for our annual and long-term incentive compensation plans; and

•	Making recommendations on compensation levels for executives other than the CEO.

Our CEO evaluates each executive’s departmental results against pre-established objectives, individual accomplishments and contributions, and their core leadership competencies, and makes recommendations to the Committee regarding all elements of compensation. Our CEO does not participate in the Committee’s deliberations, or make a recommendation, regarding his own compensation.

The Use of Compensation Consultant

The Committee has engaged Mercer, a leading human resource consulting firm, as its independent compensation consultant. Mercer participates in the Committee’s meetings and provides counsel and objective analysis on the Company’s executive compensation program and practices, and additional competitive data for the Committee’s consideration. In addition, Mercer assists in assessing the risk of the Company’s executive compensation program and provides ongoing reviews. Mercer believes that the Company’s executive incentive program has an appropriate balance between performance incentives and risk mitigation.

Mercer also assisted the Committee with the preparation of this Compensation Discussion and Analysis.

Mercer has implemented policies and procedures so that it and the Committee are confident that the advice the Committee receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company, if any.

Compensation Elements

Our executive compensation program consists of base salary, annual incentives, and long-term incentives. The following summarizes the purpose and features of each pay element.

Element	Purpose

Base Salary	Provides competitive fixed compensation and is determined by each NEO’s scope of responsibilities and position, performance history, internal pay parity, and relationship to comparable positions as measured by market surveys.

Annual Incentive	Provides cash compensation to promote and reward the achievement of annual financial, operational, and strategic objectives.

Long-Term Incentive	Provides equity compensation that aligns the interests of executives with those of our shareholders by promoting and rewarding the achievement of the Company’s long-term performance objectives, while attracting, motivating, and retaining high-caliber leadership.

Pay Mix

We believe the majority of executive compensation should be at-risk and come from performance-based pay. The proportion of “at-risk” compensation, as well as the balance of incentive opportunity mix between annual and long-term incentive opportunity, is determined by each executive’s role and responsibilities compared to market data. The Committee set the target for the CEO’s short-term/long-term incentive variable pay mix at 50%/50% for 2024, consistent with the 2023 target ratio and in alignment with the pay mix for CEOs in the compensation peer group. The Committee also recognizes that the CEO, who owns approximately 3.8%9 of outstanding shares, is a significant shareholder of the Company and owns shares well in excess of the stock ownership guidelines.

[9]	As of March 31, 2025.

The chart below reflects the target pay mix for our CEO’s 2024 compensation, which consisted of base salary, annual incentives, and long-term incentives. As indicated below, 90.8% of the CEO’s 2024 target pay was at risk.

2024 CEO Target Pay Mix

Base Salary

Base salaries for our executives are reviewed annually, taking into consideration competitive market levels, mix of pay, and the performance of each executive. The Committee, in consultation with Mercer, recommends to the Board adjustments to the CEO’s base salary, if any. Adjustments, if any, for the other NEOs are recommended by the CEO and approved by the Committee. Following a review of competitive market levels, among other factors, the Committee determined to increase Mr. Aylward’s base salary from $600,000 to $650,000 and approved base salary increases for Mr. Angerthal from $400,000 to $430,000; for Mr. Mandinach from $415,000 to $445,000; and for Mr. Smirl from $425,000 to $450,000. The base salary adjustments were effective March 15, 2024 for each executive.

Annual Incentive Compensation

Annual Incentive Plan Design

Annual incentive awards for our executive officers are funded from an executive officer incentive pool that has a formulaic maximum funding set at 7% of operating income, as adjusted, before any variable incentive compensation. The allocation of the CEO’s award is based on the Committee’s assessment of actual results relative to pre-established absolute and relative performance goals for the Company. Measures used are linked to business strategy and organized into categories with collective weightings that include, as shown in the table below, three financial objectives (50%), three operational objectives (30%), and five categories of strategic objectives (20%). The allocation of awards to other NEOs also considers their respective department/unit and individual accomplishments.

At the beginning of the fiscal year, based on its ongoing evaluations, discussions with its independent compensation consultant, and feedback from shareholders, the Committee considers the performance metrics and strategic priorities that will be used for annual incentive purposes. The Committee evaluates whether: (i) the metrics are adequately linked to the Company’s annual strategic, operational, and financial plans; (ii) the metrics will drive appropriate behaviors; and (iii) any other metrics would be appropriate to add.

For 2024, the Committee approved the financial and operating metrics listed below, as well as the strategic objectives that follow the 2024 Annual Incentive Performance Metrics and Results. The financial and operating metrics for 2024 were set at a level that required improvement over the prior year (for absolute measures) or results that exceeded industry median levels (for relative measures). The strategic objectives were substantially similar to those used for 2023, as they continued to reflect current organizational priorities. The financial and operating metrics were:

•	The earnings-based target of EPS, diluted, as adjusted, of $26.75 was a 22% increase from the actual 2023 result of $21.93.

•	The target of 35.0% for operating margin, as adjusted, was consistent with the 2023 target and represented a 340 basis point increase over the 2023 result of 31.6%.

•

Targets for the two relative performance metrics – placement in the 45th percentile among Financial Peers for growth in operating income, as adjusted, and 55% of long-term AUM outperforming their peer groups on a three-year basis – were consistent with those used in 2023, with target payouts requiring performance above industry-median levels. The 2024 targets for both metrics were also higher than 2023 actual results.

•	The 1.0% target for the total net flow rate was consistent with the 2023 target and higher than 2023 actual results.

•

Since 2023, the Committee has used the sales metric of the gross sales rate for all products, reflecting the Company’s diversified AUM profile. The target for this metric was set at 18.0%, which was 130 basis points above the 2023 result.

The Committee believes these financial and operational targets represent significant increases from the prior year’s results and, with the strategic objectives, represented an aggressive challenge for the Company and senior management.

At year-end, the Committee evaluates performance against these financial, operational, and strategic metrics, and the corresponding quantitative or qualitative targets for each metric that are established at the beginning of the year. Outcomes on individual metrics within each category (financial, operational, and strategic) are viewed collectively and do not have specified weightings. The Committee considers the relative weightings of each category of metrics and, based on its evaluation of each metric, determines its overall assessment of Company results. This assessment determines the final incentive pool funding, the award amount for the CEO, and other NEO awards. The Committee believes this structured approach facilitates a holistic assessment of performance and is the most effective way to measure the CEO’s leadership and the other NEOs’ performance within the context of a dynamic investment industry.

Annual Incentive Performance Metrics and Results

The performance results for the 2024 financial and operational metrics, the related targets and prior-year results, as well as key accomplishments on the Company’s strategic objectives, are summarized in the tables below.

The Committee determined that the Company continued to execute on its long-term business plan, with strong financial results compared to the prior year that were modestly below the 2024 plan, significant progress on foundational strategic and operational activities, but with challenging sales and net flows that reflected industry trends. Results for the Financial and Operational Objectives were determined to be below target, and results for the Strategic Objectives were determined to be above expectations.

2024 Annual Incentive Performance Metrics and Results

	Results and Targets			Variance

Metric	2024 Actual	2024 Target	2023 Actual	To Target	% (1)

Financial Objectives (50%)

Operating margin, as adjusted (2)	32.6%	35.0%	31.6%	(2.4%)	N/M

Growth in operating income, as adjusted, versus Financial Peers	58th percentile	45th percentile	75th percentile	(13%)	N/M

Diluted EPS, as adjusted (2)	$26.33	$26.75	$21.93	($0.42)	(2%)

Committee’s Evaluation: The Committee determined the overall 2024 results for the Financial Objectives to be, in the aggregate, below target. Although there was improvement in both the operating margin and diluted EPS metrics compared with the prior year, the results were below target and primarily reflected challenging sales and net flows that were consistent with industry trends. In particular, investor preferences in 2024 continued to be focused on U.S. large-cap equity strategies, to the detriment of U.S. small- and mid-cap strategies and non-U.S. equity, which created headwinds for the Company’s equity strategies. The Committee noted as mitigating factors that financial results reflected positive market appreciation and the management of expenses, resulting in margin expansion of 100 bps and EPS growth of 20%. While the operating margin, as adjusted, was below target for the full year, it improved each quarter during the year and the fourth quarter margin of 35.1% exceeded the Company’s target.

	Results and Targets			Variance of 2024 Actual to Target (1)
Metric	2024 Actual	2024 Target	2023 Actual

Operational Objectives (30%)

Gross sales rate for all products	15.5%	18.0%	16.7%	(2.5%)

Relative investment performance (3)	52%	55%	40%	(3%)

Total net flow rate (4)	(6.1%)	1.0%	(4.7%)	(7.1%)

Committee’s Evaluation: The Committee determined the overall 2024 results for the Operational Objectives to be below target. The Committee noted that while the gross sales rate for all products in total decreased from the prior year, primarily as a result of lower Institutional sales, the sales rates for focused products, including retail separate accounts, global funds and ETFs, were above both target and the prior year. The total net flow rate of (6.1%) deteriorated from (4.7%) in 2023 and was reflective of the industry as only two Financial Peer companies, with different product offering mixes, had positive net flows for 2024. The Committee noted that the net flow rates for the focused product categories were above both target and the prior year and the net flow rate of U.S. retail funds improved from 2023. Relative investment performance for the three-year period increased significantly from the prior year although it was slightly lower than the target. The Committee did note that performance for the five-year period was above target levels.

(1)	Refers to number of percentage points of variance.
(2)	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts in Appendix A to this Proxy Statement.
(3)	Defined as % of AUM in top 50% of peer group on a three-year basis; analysis covers 66% of the Company’s AUM and excludes certain Retail Separate and Institutional accounts and Structured Products.
(4)	Net flows divided by beginning-of-period AUM.

Strategic Objectives (20%)

I. Product Quality Maintain a set of attractive investment strategies to meet current and future demand

Focus Areas • Expand investment capabilities • Expand product offerings • Evolve product governance

Summary of Key Accomplishments

•  Expanded and managed product offerings to ensure we have strategies that meet changing needs and market interest including:

–   Introduced ETFs from three managers: AlphaSimplex Managed Futures (ASMF), KAR Mid-Cap (KMID), and Seix AAA Private Credit CLO (PCLO)

–   Introduced four UCITS: Small Cap Growth Fund, Mid Cap Core Fund, Mid Cap Growth Fund, all managed by Kayne Anderson Rudnick (KAR), and Stone Harbor Emerging Markets Climate Impact Debt Fund; also launched the first Article 8 and Article 9 funds, which have a sustainable objective or promote certain social and/or environmental characteristics, in the U.K. and E.U.

–   Introduced nine new retail separate account strategies from seven managers to increase competitiveness in specific growth segments.

•  Assessed and identified highest priorities for non-correlated/less liquid capabilities and leveraged existing investment capabilities to develop less correlated ETFs from AlphaSimplex and Seix, as noted previously

•  Appointed Virtus International Fund Management Limited, an Irish-domiciled management company, as manager of the Virtus Global Funds to support growth in the non-U.S. market

•  Investment managers delivered strong relative performance across asset classes and products, including:

–   64% of all AUM outperformed the median of their peer groups over the five-year period ended December 31, 2024

–   84% of retail separate account assets and 52% of institutional assets outperformed their benchmarks on a five-year basis

–   32 of 70 rated funds, representing 72% of rated U.S. retail fund AUM, had a 5- or 4-star Morningstar Rating and 54 rated funds, with 90% of fund AUM, had 5, 4 or 3 stars at December 31, 2024

–   Eleven of the Company’s open-end funds with more than $1 billion of AUM had 5 or 4 stars, representing distinctive strategies from seven different managers

–   91% of ETF AUM outperformed the median of their peer groups over the three-year period and seven are rated 4 or 5 stars

II. Distribution Growth Increase market share in existing channels and capitalize on opportunities in new channels

Focus Areas • Optimize the retail distribution model • Increase sales with greater reliance on data and analytics • Evolve marketing capabilities • Enhance Institutional business development model

Summary of Key Accomplishments

•  Implemented alternative approaches to support the Company’s multi-product and multi-strategy distribution model:

–   Implemented expanded product specialist model to provide additional analysis and positioning of strategies

–   Realigned the wholesaler coverage model to further support registered investment advisors (RIAs)

•  Continued focus on growth in Institutional business by increasing size of institutional sales team and modifying consultant coverage model for broader and more efficient coverage

–   Institutional represented 34% of AUM as of December 31, 2024

•  Continued to refine and expand advisor targeting and segmentation with additional data and enhanced methodologies

–   Utilized targeted industry data to identify top opportunities from both a digital marketing and field sales force perspective

–   Piloted tools across select members of sales team and incorporated feedback for full rollout across organization

•  Evolved digital marketing capabilities for retail sales

–   Targeted direct ETF investors through digital advertising campaign; ETF sales increased by 243% from prior year

–   Created specific campaign for fixed income ETFs, resulting in a 181% sales growth in fixed income ETF strategies

–   Media coverage of interviews with portfolio managers from investment managers increased by 23% from the prior year

III. Operating Optimization Provide shared business support services that maximize the effectiveness and leveragability of the business

Focus Areas

•  Optimize technology infrastructure

•  Enhance shared operational services model

•  Execute on legal entity structure for international operations

•  Evolve compliance processes

•  Expand Corporate Responsibility disclosure

Summary of Key Accomplishments

•  Implemented scheduled phases of the long-term technology plan, including replacement of legacy investment management fee application

–   Developed protocols, including a governance process, for investment managers to start investigating uses of AI technology

•  Enhanced and expanded operational services via a common operating platform

–   Onboarded three additional managers onto the platform

–   Developed enhancements to investment performance reporting

–   Established additional trading relationships for certain managers to automate order routing, saving traders’ time

•  Streamlined legal entity structure of certain U.S. registered adviser subsidiaries and the ETF holding company

•  Transitioned legal entity structure of international operations to support distribution

IV. Talent Engagement Attract and retain the talent necessary to effectively execute business objectives

Focus Areas • Enhance employee training and development • Continue to execute on inclusion efforts • Enhance employee engagement

Summary of Key Accomplishments

•  Expanded learning and development opportunities to support training for critical skills

–   Utilized LinkedIn Learning platform to launch leadership skills development program for first-time managers

–   Provided individualized executive coaching for managers identified with executive leadership potential

–   Maintained online targeted training curriculums for employees and managers, including leadership skills development

•  Reviewed and revised retail sales incentive plans to better align outcomes and drive results given dynamic market conditions

•  Continued to support organization-wide inclusion activities, including:

–   Hosted additional financial literacy presentations for community partners who support teens in underrepresented communities

–   Employee Resource Groups hosted a variety of programs throughout offices and virtually to all employees

V. Financial Management Manage resources for profitability, growth, risk mitigation, and creation of long-term shareholder value

Focus Areas • Manage capital optimally • Optimize financing structure • Enhance risk management processes

Summary of Key Accomplishments

•  Returned a meaningful level of capital to shareholders with a total payout of $117 million compared with $112 million in 2023. Capital returned to shareholders represented 62% and 69% of net income attributable to Virtus Investment Partners, Inc. as adjusted, in 2024 and 2023, respectively:

–   Increased quarterly Common Stock dividend by 18% to $2.25 per share, the seventh consecutive annual dividend increase

–   Repurchased $45 million of Common Stock, or approximately 201,200 shares, at an average price of $222.94 per share, which reduced shares outstanding by 1.7% since December 31, 2023

•  Maintained solid balance sheet with low levels of leverage

–   Ended the year at $236.1 million of gross debt compared to $258.8 million as of December 31, 2023, with respective gross leverage ratios of 0.7x and 0.9x EBITDA[10]. Net cash at year-end of $30 million compared to net debt of $19 million at December 31, 2023

•  Assessed space requirements for facilities with expiring leases or early exit options in 2025 and executed on new lease options for U.S. and U.K. locations

Committee’s Evaluation: The Committee evaluated management’s performance and leadership across each of its five primary Strategic Objectives and the overall qualitative results for strategic priorities and focus areas and determined that they were above expectations, with particular emphasis on management’s continued focus on the long-term growth of the business including during the year: targeted product introductions for diversification into higher demand areas; rationalization of functions and entities to facilitate future profitable growth, and repositioning of distribution resources and strategy to expand opportunities; successfully managing continued enhancements to a common operating platform and support for the investment managers; and the Company’s meaningful return of capital, including the seventh consecutive annual increase of the common stock dividend.

In determining the funding level of the executive officer incentive awards, the Committee carefully assessed the Company’s performance against the above financial, operational, and strategic objectives, particularly noting that while the operating margin, diluted EPS, and relative investment performance metrics improved sequentially, the results were still below target, and sales and net flow rates remained challenged, consistent with industry trends. Based on these evaluations, the Committee determined that the Company’s overall performance was below target and that the annual incentive awards for the executive officers should be funded, in aggregate, at 26.8% of the maximum potential pool funding of 7% of operating income, as adjusted, before any variable incentive compensation.

Category	Weight	Committee Assessment

Financial	50%	Below Target

Operational	30%	Below Target

Strategic	20%	Above Expectations

Overall	100%	Below Target

[10]	Defined and calculated in accordance with the company’s credit agreement.

CEO Award Determination

George R. Aylward

President, Chief Executive Officer and Director

For our CEO, the Committee established the annual incentive opportunity to position his target total compensation, which comprises base salary, annual incentive, and long-term incentive, competitively relative to amounts paid to peer group CEOs. For the 2024 performance year, the annual incentive target was $3.2 million, with a range of zero to a maximum of 200% of target.

The performance objectives of our CEO are directly aligned with the factors that are considered in determining the annual incentive pool funding, as reviewed in the 2024 Annual Incentive Performance Metrics and Results table, above. Additional information about the results included:

Financial Objectives (50%)

•

Earnings per share, diluted, as adjusted, of $26.33 increased 20% from the prior year and ranked sixth among the twelve Financial Peers. The 20% increase from 2023 was above the peer group average increase of 16%. The operating margin, as adjusted, of 32.6% increased 100 basis points from the prior year but was lower than the target of 35.0%. The change in operating margin ranked ninth among the Financial Peers, an improvement from the prior year. Several factors drove the improvements in EPS, diluted, and operating margin, both as adjusted, from the prior year, including an 8% increase in total revenues as a result of a 9% increase in average AUM, which offset a 7% increase in total operating expenses. Financial results also reflected Mr. Aylward’s and the management team’s focus on expense management initiatives that have resulted in flat other operating expenses over the past three years despite continued investments in the business and the addition of new investment managers.

•

The Company’s common stock had a three-year TSR of (17.8%), which was 10th among the Financial Peers, whose median TSR for the three-year period was 10.0%. The one-year TSR of (5.5%) ranked in the 92nd percentile among the Financial Peers.

Operational Objectives (30%)

•

Total sales of $26.8 billion increased by 3.5% from $25.9 billion in 2023, benefiting from higher sales in products where there is a strategic focus on growth, including retail separate accounts, ETFs, and global funds. The gross sales rate was 15.5%, which decreased from 16.7% in 2023 and was below target, primarily affected by a 31% decrease in institutional separate account sales. Retail separate accounts sales increased by 29%, global fund sales increased by 32% and ETF sales increased by 243% in strategic areas of focus.

•

Total net outflows were driven by negative flows in institutional accounts and U.S. retail mutual funds, which offset positive net flows for retail separate accounts, global funds and ETFs. The net flow rate of (6.1%) was lower than (4.7%) in the prior year.

•

Relative investment performance improved meaningfully for the primary metric period of three years with 52% of AUM in the top 50% of category peer group compared with 40% in the prior year. Investment performance improved for the three-year period primarily due to relative overperformance in certain alternative strategy.

Strategic Objectives (20%)

The Company delivered on its strategic objectives, as set forth in the table above, through activities that included targeted product introductions for diversification into higher demand areas, repositioning of distribution resources and strategy to expand opportunities, and rationalization of functions and entities to facilitate future profitable growth. Specific accomplishments under Mr. Aylward’s leadership included:

•

Product Diversification – The Company has maintained a strategic focus on having diversified offerings of investment strategies and product structures and thoughtfully expanding offerings to increase competitiveness in specific market segments. The success of this focus was obvious during 2024 as sales of retail separate accounts, global funds and ETFs increased from the prior year. The Company further evolved its investment capabilities and product offering by:

•

Assessing and identifying the highest priorities for additional non-correlated/less liquid capabilities and leveraging existing investment capabilities to introduce several less correlated strategies, including the AlphaSimplex Managed Futures ETF and the Seix AAA Private Credit CLO ETF;

•

Completing product launches to increase competitiveness in specific segments, including with the introduction of: nine retail separate account strategies from seven different managers; four UCITS; and a third ETF, an equity offering managed by KAR; and

•	Developing an approach for the planned 2025 introduction of interval funds.

•

Distribution Optimization – The Company employs a comprehensive, dedicated multi-market and multi-channel distribution approach to achieve access to the broadest base of potential clients and under Mr. Aylward’s leadership, has undertaken targeted initiatives and made strategic investments to evolve both retail and institutional distribution capabilities. Total sales of $26.8 billion increased by 3% from $25.9 billion in 2023 and included meaningful increases in retail separate accounts, global funds and ETFs.

•

Retail Distribution: Alternative sales support approaches were implemented during the year to enhance the focus on multi-product, multi-strategy retail distribution and further cultivate deep, diverse, and enduring relationships with financial advisers. The wholesaler coverage model was realigned to increase productivity and expand support for the RIA channel and a product specialist approach provides additional resources to support the distribution team in product education and competitive positioning.

•

Institutional Distribution: New resources and coverage models increased the size of institutional sales team for coverage in the U.S., leading to broader and more effective coverage among consultants and institutional clients. The company also transitioned the structure of international affiliates to support distribution efforts in the U.K. and other E.U. countries.

•

Operating Optimization – The Company continued to enhance and expand operational services utilizing a common operating platform. During the year, three additional managers were onboarded on the platform, and enhancements included the implementation of a planned data center migration and additional reporting capabilities.

•

Talent Engagement – The Company has a commitment to providing clients with continuity in its investment management, and that includes succession planning for senior leaders of the investment managers. During the year, under the leadership of Mr. Aylward, long-term succession plans were implemented at several managers with thoughtful transitions to the next generation of leaders ensuring strong, cohesive futures for the firms.

•

Financial Management – Mr. Aylward directed expense management initiatives that resulted in other operating expenses which have been flat over the last three years, even with investments in the business and the addition of new investment managers. The Company has also maintained a balanced and prudent approach to capital management in order to invest in growth initiatives, return meaningful capital to shareholders, and maintain appropriate levels of working capital and leverage. The Company increased its quarterly cash dividend by 18% to $2.25 during the year, the seventh consecutive annual increase in the quarterly dividend and repurchased $45 million of common shares. As a result, the Company returned $117.4 million to shareholders, which represented 62% of net income attributable to Virtus Investment Partners, Inc., as adjusted, compared with $112.3 million, or 69% of net income, as adjusted, in the prior year.

The Committee determined that for the overall performance assessment of the CEO for 2024, the quantitative results for the financial and operational objectives were below target, while overall results for strategic priorities were above expectations. Based on the results against these 2024 financial, operational, and strategic goals, the Committee assessed the CEO’s overall performance to be below target.

Given the above assessment, the Committee determined that the CEO’s performance would indicate an annual incentive payout of $3.0 million, or 6% below the target of $3.2 million and 7.1% above the prior year’s actual annual incentive payout.

The following table sets forth the CEO’s annual incentive award opportunities ranging from below threshold to maximum levels and his actual annual incentive payouts for 2024 and 2023.

CEO Annual Incentive Award Opportunity and Actual Award

	Below Threshold	Target (100% payout)	Maximum	Actual

2024	$0	$3,200,000	$6,400,000	$3,000,000

2023	$0	$3,200,000	$6,400,000	$2,800,000

NEO Award Determination

The CEO conducts an assessment of each NEO, other than himself, relative to individual and functional area contributions to the Company’s overall results for the year, market placement and prior-year incentive. The CEO provided the Committee with an award recommendation based on a consideration of the following factors:

•	Company financial, operational, and strategic objective results used to determine the executive officer incentive award pool funding and CEO annual incentive award, as noted above (50%);

•	Unit/department outcomes (25%); and

•	Personal/individual outcomes (25%).

Michael A. Angerthal

Executive Vice President, Chief Financial Officer and Treasurer

As Chief Financial Officer, Mr. Angerthal provides critical leadership in all areas of financial management for the Company, including treasury, accounting, tax, audit, financial planning, investor relations, financial controls, capital management, and certain corporate development activities. Significant results achieved in 2024 against the Strategic Priorities of Financial Management and Operating Optimization included:

•

Mr. Angerthal was instrumental in executing expense management initiatives that resulted in other operating expenses that were relatively unchanged sequentially, with margin expansion of 100 basis points and EPS, as adjusted, growth of 20%. Ongoing expense management activities had a meaningful impact on run-rate operating expenses.

•

Under Mr. Angerthal’s leadership, the Company has quarterly outreach with all top institutional shareholders and hosted potential shareholders at investor conferences and targeted visits. Two additional sell-side analysts initiated research coverage of the Company at the beginning of 2024 after several years of targeted engagement. Additionally, the Company successfully transferred its stock listing to the New York Stock Exchange, where most of the Financial Peers are listed.

•

Seed and collateralized loan obligation (CLO) investments continued to be key components of the capital management strategy to support the growth of the business. The Company seeded new investments of $38.7 million across eight managers, primarily in ETFs and global funds. At December 31, 2024, seed capital investments totaled $140.0 million in 51 distinct investment strategies. New investments, which were primarily funded by recycling existing investments, included seeding global funds for non-U.S. clients, new ETFs, and retail separate account incubations. The Company also sponsored a new CLO that closed during the year.

•

The Company returned meaningful capital to shareholders while maintaining appropriate levels of working capital and leverage. Total capital returned to shareholders in 2024 was $117.4 million or 62% of net income attributable to Virtus Investment Partners, Inc., as adjusted, compared with $112.3 million or 69% in 2023. Capital returned to shareholders represented 96% and 86% of net income attributable to Virtus Investment Partners, Inc. in 2024 and 2023, respectively. Return of capital in 2024 included an 18% increase in the Common Stock dividend – the seventh consecutive year of an increase in the quarterly dividend – as well as $45.0 million in share repurchases, which reduced the outstanding share count at December 31, 2024 by 1.7% from the prior year-end.

•

The Company maintained a solid balance sheet, ending 2024 with $236.1 million of gross debt and gross leverage ratio of 0.7x EBITDA compared to $258.8 million and 0.9x EBITDA as of December 31, 2023. The Company had a net cash balance of $30 million as of December 31, 2024 compared with a net debt balance of $19 million and a net leverage ratio of 0.1x EBITDA as of December 31, 2023. As a result of the continued strong operating performance and overall financial position, Moody’s has maintained the Company’s credit rating at Ba1 and S&P Global Ratings has maintained the rating at BB+.

Barry M. Mandinach

Executive Vice President, Head of Distribution

In his role as Head of Distribution, Mr. Mandinach has overall responsibility for the Company’s sales and marketing activities. Significant results achieved in 2024 against the Strategic Priorities of Distribution Growth and Operating Optimization included:

•	The Company had total sales of $26.8 billion, which increased by 3% from $25.9 billion in 2023. Sales by product and the change from the prior year were:

•	$9.8 billion in U.S. retail funds, down 1%;

•	$8.6 billion in retail separate accounts, an increase of 29%;

•	$5.7 billion in institutional strategies, down 28%;

•	$1.5 billion in ETFs, an increase of 243%; and

•	$1.0 billion in global funds, an increase of 32%.

•

Optimization of the retail distribution model was a priority focus for Mr. Mandinach and during the year the team implemented enhancements to reinforce the Company’s multi-product, multi-strategy distribution approach. The organization also realigned the wholesaler coverage model to further support RIAs and implemented an expanded product specialist model to provide additional analysis and positioning of strategies.

•

The multi-year expansion of institutional and global distribution continued with targeted increases in the institutional sales team to ensure broader and more efficient coverage of prospects. Additionally, several new UCITs, providing investment strategies for clients in European markets, were launched during the year and the Company completed organizational changes to enhance non-U.S. expansion.

•

Mr. Mandinach maintains frequent information sessions among the retail and institutional sales teams and the chief investment officers, portfolio managers and market strategists at the investment managers. These sessions are an opportunity to discuss investment strategies and market activity and introduce new opportunities, such as the three ETFs and eight retail separate account strategies that were introduced during the year.

•

The Company also continued to refine and expand advisor targeting and segmentation to enhance the efficiency of sales teams with enhanced data collection and analysis. The team incorporated targeted industry data to identify top opportunities from both a digital marketing and field sales force perspective and piloted tools across select members of the sales team to prepare for a full rollout across retail distribution.

•

Under Mr. Mandinach’s leadership, multimedia and interactive sales collateral, targeted social media, email promotional material, thought leadership, and media placements increased to support distribution outreach to financial advisors. Other activity during the year included increased video content, media interviews, and briefings by portfolio managers and market analysts. The Company also targeted direct ETF investors through a digital advertising campaign and created a specific campaign for fixed income ETFs, resulting in 181% sales growth in fixed income ETF strategies.

Richard W. Smirl

Executive Vice President, Chief Operating Officer

Mr. Smirl is responsible for oversight of investment strategies and products, including new product development, ongoing monitoring and competitive assessment of existing products, and interacting with the investment managers to ensure an environment that supports the continued delivery of strong investment performance. He is also responsible for oversight of the Company’s investment operations and information technology support areas. Significant results achieved in 2024 against the Strategic Priorities of Product Quality and Operating Optimization included:

•	The Company maintained strong relative investment performance across strategies, as of December 31, 2024 including:

•	54% of all AUM outperformed the median of their peer groups and 58% of AUM exceeded benchmarks over the five-year period;[11]

•

32 of 70 rated funds, representing 72% of rated U.S. retail fund AUM, had a 5- or 4-star Morningstar Rating and 54 funds, representing 90% of rated AUM, were 5-, 4-, or 3-star funds.[12] As of December 31, 2024, 11 funds with $1 billion or more of AUM, including six of the Company’s 10 largest funds, had a 5- or 4-star rating, representing a diverse set of strategies from seven different managers and select subadvisers;

•	91% of ETF AUM outperformed the median of their peer groups over the three-year period and seven had a 5- or 4-star rating; and

•	84% of retail separate account assets and 52% of institutional assets were outperforming their benchmarks on a five-year basis.

•

To maintain a set of attractive investment strategies to meet current and future demand, the Company continued to develop and introduce new strategies and rationalize its investment capabilities, including:

•

Leveraged existing investment capabilities at investment managers to introduce three ETFs, including alternative strategies from AlphaSimplex and Seix, eight retail separate managed account strategies, seven model strategies, and four UCITS;

[11]	Analysis covers 66% of AUM and excludes certain Retail Separate Accounts, Institutional Accounts, and Structured Products.
[12]	See Appendix B for additional information regarding mutual fund investment performance.

•

Transitioned two international equity funds managed by an unaffiliated subadviser to an affiliate manager; and liquidated certain subscale funds. Mr. Smirl’s understanding of the nature, extent, and quality of each subadviser’s capabilities was critical in these evaluations; and

•	Assessed new non-correlated/less liquid capabilities and developed plans to offer strategies in non-traditional vehicles, including interval funds, which are scheduled for introduction in 2025.

•

Information Technology, which reports to Mr. Smirl, continued to implement the scheduled phases of long-term technology and data strategy, and the common operating platform onboarded three more managers and made substantial enhancements to data reporting capabilities.

•

As senior leadership sponsor Mr. Smirl provided executive leadership for the Company’s inclusion initiatives that included internal events sponsored by each of the employee resource groups (ERGs) as well as volunteer activities sponsored by ERGs to support community partners.

Andra C. Purkalitis

Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

As Chief Legal Officer and General Counsel, Ms. Purkalitis is responsible for developing and guiding the strategic direction of the legal, regulatory and compliance functions and the provision of legal counsel across the Company. She also serves as counsel to the Board of Directors on all securities, litigation, regulatory and corporate governance matters. Significant results achieved in 2024 against the Strategic Priorities of Product Quality, Distribution Growth, and Operating Optimization included:

•	Ms. Purkalitis provided executive leadership over the legal and compliance activities that were essential to the reorganization of certain registered adviser subsidiaries. The project:

•

Transitioned several registered investment adviser subsidiaries into single-purpose entities to support registered and unregistered products, and transitioned numerous investment vehicles to different advisers;

•	Revised compliance manuals and policies and procedures to conform to the new structure; and

•	Implemented name changes and corporate entity structure changes for several entities.

•	The Company completed a transition of the legal entity structure of international operations to support, among other things, distribution activities, which included:

•	Converting the Irish management company from a third-party manager to an internal manager;

•	Appointing Virtus International Fund Management Limited as manager of the Virtus Global Funds and Virtus Global Funds ICAV as well as the Stone Harbor Funds; and

•	Implementing new internal controls and policies and procedures.

•

In addition, Legal reviewed, negotiated and finalized various distribution agreements for the global funds and specific share classes for designated European countries and provided advice on expanding the sale of UCITS into other countries, including in Asia.

•	Ms. Purkalitis oversees the Company’s Compliance function, which during the year:

•	Conducted a full review of investment risk disclosures in open-end fund marketing, prospectuses, and shareholder reports;

•	Enhanced marketing review process and system by leveraging the marketing review platform to automate licensing and registration management process for registered representatives;

•	Modified existing service forms and applications to be ADA compliant; and

•	Consolidated email archiving system and negotiated with vendor for a transformational system upgrade.

•
Legal and Compliance participated in a cross-functional working group with Information Technology, Corporate Communications, and Risk Management to address brand impersonators, including in countries where the Company does not have a presence. The team engaged a vendor for web surveillance of brand impersonations and to seek removal of non-sanctioned
sites.

Based on the recommendations of the CEO, the annual incentive awards for the NEOs listed in the table below were approved by the Committee. The table also provides the annual incentive awards for each NEO, other than the CEO, for the prior year.

Named Executive Officer	Annual Incentive Award for
	2024	2023

Michael A. Angerthal	$1,850,000	$1,800,000

Barry M. Mandinach	$1,350,000	$1,350,000

Richard W. Smirl	$1,750,000	$1,800,000

Andra C. Purkalitis	$1,032,000	N/A (a)

(a)	Ms. Purkalitis was not a named executive officer with respect to the 2023 fiscal year.
In making its determination of individual annual incentive awards, the Committee concluded that the award decisions for our NEOs were appropriate relative to compensation paid by peers and were reflective of each individual’s performance against stated objectives.
Long-Term Incentive Compensation
To promote and reward the achievement of the Company’s long-term performance objectives, and to attract, motivate, and retain high-caliber leadership, the Company uses two forms of long-term incentives to align the interests of executives with those of our shareholders:

•
Restricted Stock Units (“RSUs”) – Value increases or decreases with share performance, aligning the interests of NEOs with shareholders. The three-year vesting period for RSUs strongly supports NEO retention in addition to alignment with shareholders.

•
Performance Share Units (“PSUs”) – Provides value based on the achievement of results against the Company’s key performance metrics, relative to peers, over a three-year performance period, rewarding achievement of longer-term financial goals while putting the award at risk if threshold results are not achieved. Value is also directly related to share performance, further aligning NEOs’ and shareholders’ interests.

The Company’s practice is to issue equity awards in the form of RSUs and PSUs only, and not in the form of stock options or Stock Appreciation Rights (SARs). Additionally, it is the Company’s practice to grant annual equity awards on a default date following the Committee’s compensation decisions and to grant equity awards to newly hired or promoted executives on the next available open-window default date.
Each NEO’s long-term incentive award target, as shown in the
2024 Long-Term Incentive Awards
table below, is determined based on the individual’s responsibilities, market-level competitive positioning for similar roles, and consideration of internal alignment. Awards to executive officers are split 50% each to PSUs and RSUs. The performance metrics related to the long-term incentive awards and vesting periods encourage a focus on sustained, long-term results.

2024 Long-Term Incentive Plan

In the first quarter of 2024, the Committee approved the 2024 long-term incentive plan (“LTIP”), which provided for 50% of the awards to be granted in PSUs and 50% in time-vested RSUs. The Committee believes the equal allocation between PSUs and RSUs provides an appropriate balance between performance recognition and retention for the NEOs as well as alignment with shareholders.

Both of the metrics for the PSU awards are measured over a three-year period. The two equally weighted relative performance metrics are:

•

Relative TSR, which is the cumulative three-year total return of the Company’s Common Stock, including dividends, relative to the Financial Peers and directly relates to our shareholders’ experience as long-term investors in the stock; and

•

Relative Net Flow Rate of AUM, which is the cumulative net asset flows divided by the beginning AUM, relative to the Financial Peers. The Committee believes this metric best captures the Company’s success relative to many of our direct competitors.

Each of these performance measures is designed to ensure that our NEOs are aligned with the interests of shareholders and rewarded for the achievement of the Company’s longer-term business objectives, strategic priorities, and long-term shareholder value creation.

Potential payouts for the PSU awards are as follows:

Performance Measure	Weight	Below Threshold	Threshold	Goals Target (a)	Maximum	Payout Opportunity (b)

Relative Shareholder Return	50%	<75th percentile	75th percentile	45th percentile	25th percentile+	0 – 200%

Relative Net Flow Rate of AUM	50%	<75th percentile	75th percentile	45th percentile	25th percentile+	0 – 200%

Payout Opportunity		0%	50%	100%	200%

(a)	Above-median performance, achieved at the 45th percentile, is required for target-level payout.
(b)	Actual payout is interpolated on a linear basis between threshold and target, and between target and maximum performance levels.

Payout levels are interpolated on a linear basis for performance outcomes between the target and maximum levels and between the threshold and target levels. If the Company’s absolute TSR is negative, the maximum payout for that performance measure is capped at target.

The Committee believes that the use of relative performance metrics for long-term incentive awards provides a degree of rigor that may be otherwise lacking when evaluating absolute results against internally established performance metrics. The Committee also believes that determination of incentive awards based on two performance metrics diversifies the risk associated with any single indicator of performance.

Long-Term Incentive Awards and Performance

2024 Long-Term Incentive Awards (a)

NEO	PSU – Relative Three-Year Net Flow Rate of Long-Term AUM (25%)	PSU – Relative Three-Year TSR Ranking (25%)	RSU Time-Vested (50%)	2024 Long-Term Award Total

George R. Aylward	$800,000	$800,000	$1,600,000	$3,200,000

Michael A. Angerthal	$231,250	$231,250	$462,500	$925,000

Barry M. Mandinach	$150,000	$150,000	$300,000	$600,000

Richard W. Smirl	$250,000	$250,000	$500,000	$1,000,000

Andra C. Purkalitis	$125,000	$125,000	$250,000	$500,000

(a)	Reflects grant date fair value of award.

The results of the three-year metrics and the final value of these PSU awards will not be determined until the first quarter of 2027.

2022 Long-Term Incentive Plans

In February 2025, the Committee certified the results for both the three-year TSR and the three-year relative net flow rate of long-term AUM measures in the 2022 – 2024 performance period as being below threshold. Accordingly, there was no payout for either component of these performance-adjusted awards.

2022 LTIP Performance Results

Performance Metric	Performance Period	Performance Result (a)	Payout%

Shareholder Return (b)	2022 –2024	Below Threshold	0%

Relative Net Flow Rate (c)	2022 –2024	Below Threshold	0%

Subtotal			0%

Time Vested Award (d)	N/A	N/A	100%

Total			50%

(a)	Performance results are in the form of percentiles; relative goals are 75%, 45% and 25% for threshold, target and maximum, respectively.
(b)	Represents the cumulative three-year total return of Common Stock, including dividends, if any, relative to Financial Peers.
(c)	Defined as the cumulative long-term asset net flows divided by the beginning long-term assets under management, relative to Financial Peers.
(d)	Vested ratably in one-third increments annually in March 2023, 2024 and 2025, respectively.

Benefits and Perquisites

Consistent with the Company’s compensation philosophy, the Company provides only limited personal benefits to the NEOs. Benefits and perquisites provided to our executive officers are comparable to those offered to other Company employees. The Company maintains a Non-Qualified Excess Investment Plan (the “Excess Plan”), described in further detail following the tables below, to provide eligible employees, including NEOs, with the opportunity to save for retirement and defer tax payments. No NEOs participated in the Excess Plan in 2024.

Risk Mitigating Features
Risk Assessment
During 2024, the Committee reviewed the Company’s compensation practices to ensure that the compensation program does not encourage executives to take excessive risks that could have a material adverse effect on the Company. After conducting the review, the Committee concluded that the Company’s incentive pay plans do not motivate or encourage excessive risk taking. To mitigate risk, the Company has adopted the following pay policies and practices:

•	Balance among short- and long-term incentives, cash and equity, and fixed and variable pay

•	Multiple performance measures

•	Clawback policy compliant with the Dodd-Frank Act and NYSE Rules

•	Stock ownership guidelines

•	Anti-hedging policy

•	Limited change-in-control benefits

•	Internal pay equity
Stock Ownership Guidelines
The Committee believes that executive officers should own a significant amount of Company stock, so that they share the same long-term investment risks and rewards as other shareholders, based on the Company’s stock performance. The Company has stock ownership guidelines, shown below, under which the Company’s NEOs are expected to accumulate Company stock, including vested and unvested RSUs, with a value equivalent to a base salary multiple as reflected in the table below. The Committee expects that individuals will hold 75% of the net shares (shares received, net of shares withheld for taxes) acquired under the Omnibus Incentive and Equity Plan until the guideline is met. NEOs are expected to meet the ownership guidelines within five years of being named to their current executive officer position. The Committee reviews NEO stock ownership levels annually and monitors that appropriate progress is being made toward compliance with the ownership guidelines.
As of December 31, 2024, all NEOs were in compliance with the stock ownership guidelines. The Committee also recognizes that our CEO is a significant shareholder of the Company and owns shares well in excess of the stock ownership guidelines.

Named Executive Officer	Minimum Ownership Level as Multiple of Salary
George R. Aylward	5x
Michael A. Angerthal	3x
Barry M. Mandinach	3x
Richard W. Smirl	3x
Andra C. Purkalitis	3x
Insider Trading Policy
The Company has adopted an insider trading policy regarding securities transactions (the “Insider Trading Policy”) that applies to all directors, officers, employees, consultants, and contractors of the Company and its subsidiaries, as well as the Company itself. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations with respect to the purchase, sale and/or other dispositions of our securities, as well as the applicable NYSE Rules. A copy of the Insider Trading Policy is filed as Exhibit 19 to our 2024 Form 10-K.

Anti-Hedging Policy
The Company’s Insider Trading Policy prohibits directors and executive officers of the Company from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company through the purchase of financial instruments designed to offset such risk. These transactions are prohibited because they could separate the security holder’s interests from those of the shareholders of the Company. Pursuant to the policy, prohibited transactions include the purchase by any director or executive officer of the Company of financial instruments, including prepaid variable forward contracts, instruments for short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company.
Clawback Policy
Under the Company’s Clawback policy, the Company must recoup any incentive-based compensation received by current or former “officers” (as defined under Rule
16a-1
of the Exchange Act) on or after October 3, 2023 that was erroneously granted, earned or vested based wholly or in part upon the attainment of a material financial reporting measure that has been restated. This includes awards made under the annual and long-term incentive plans, PSUs, and performance-vesting stock options, and restricted stock, but excludes purely time-vested equity awards. The recoupment is to be calculated without regard to any taxes paid and allows for recovery of amounts deferred to non-qualified
plans along with interest/earnings therein. Generally, there is no Board or Committee discretion allowed; the clawback is mandatory upon an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, unless the Committee determines that the recovery is impracticable as a result of limited, enumerated factors. The look-back period is the last three completed fiscal years prior to the date the Company is required to prepare a restatement as defined in the policy. With respect to awards granted prior to the adoption of the
SEC-required
modifications, the Company’s prior clawback provisions would apply.
Severance and
Change-in-Control
Agreements
Severance
The Company provides executives, including the NEOs, with an executive severance arrangement that provides for separation pay and benefits on the condition that the departed executive does not solicit clients or employees, or take other actions that may harm the Company for specified periods following termination. Benefits are tiered based on years of service and calculated using the executive’s base salary and the average of the last two years of annual incentive payments. We believe that having pre-set
terms governing an executive’s separation from service tends to reduce the time and effort needed to negotiate individual termination agreements and promotes more uniform and fair treatment of executives. See
“Termination Payments and
Change-in-Control
Arrangements – Executive Severance Allowance Plan.”
Change-in-Control
Agreement
A legacy agreement in place for Mr. Aylward, our CEO, as described under “
Termination Payments and
Change-in-Control
Arrangements –
Change-in-Control
Agreement with Mr.
 Aylward
,” is the only
change-in-control
agreement we have in place with any NEO. The agreement was put into effect December 31, 2008 at the time the Company was preparing to become an independent publicly traded company. During any period in which a change in control occurs, the agreement provides that Mr. Aylward is entitled to receive benefits that are designed to ensure management continuity, encourage retention, preserve shareholder value, and enable the CEO to focus on his responsibilities without undue distraction due to concerns related to new owners. These benefits are also designed to assure that in these circumstances, the CEO will not be unduly influenced in his actions by events that could occur following a change in control.

Mr. Aylward’s
change-in-control
agreement includes a “double trigger” provision which means that, in order for Mr. Aylward to receive benefits under the agreement, there must be both a change in control and a termination by the Company without cause or by him for good reason within two years following the change in control. Under the terms of the agreement, Mr. Aylward is entitled to a tax gross-up
in the event that the aggregate value of all “excess parachute payments,” as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), upon a change in control exceeds, by 10% or more, the maximum amount that could be paid to him without his incurring an excise tax of 20% under Code Section 4999. If the “excess parachute payments” are less than 10%, then the amounts payable to Mr. Aylward under the change-in-control
agreement will be reduced to the maximum amount allowed without triggering Code Section 280G. The gross-up
is intended to preserve the level of benefits to be provided under the agreement but includes the 10% threshold to avoid situations where the cost to the Company far exceeds the benefit to Mr. Aylward.
Tax Considerations
Code Section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments” and Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. In the event that a portion of a potential payment to our CEO under his change-in-control
agreement would be classified as an excess parachute payment, we may be denied a federal income tax deduction, and our CEO may become entitled to a tax gross-up
payment to compensate him or make him whole in respect of the excise tax. No other NEO or other executive officer has any potential tax gross-up
protection in connection with a severance event.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2024 Annual Report on Form
10-K.
Respectfully Submitted:
COMPENSATION COMMITTEE
Melody L. Jones, Chair
Peter L. Bain
Timothy A. Holt

Summary Compensation Table
The following table provides compensation information for our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
George R. Aylward	2024	641,667		3,200,000	3,000,000	17,250	6,858,917
President and Chief	2023	600,000		3,200,000	2,800,000	16,500	6,616,500
Executive Officer	2022	600,000		3,200,000	2,700,000	15,250	6,515,250

Michael A. Angerthal	2024	425,000		925,000	1,850,000	17,250	3,217,250
Executive Vice President	2023	400,000		925,000	1,800,000	16,500	3,141,500
Chief Financial Officer	2022	395,833		925,000	1,850,000	15,250	3,186,083
Barry M. Mandinach	2024	440,000		600,000	1,350,000	42,250	2,432,250
Executive Vice President	2023	415,000		600,000	1,350,000	41,500	2,406,500
Head of Distribution	2022	415,000		600,000	1,325,000	40,250	2,380,250

Richard W. Smirl	2024	445,833		1,000,000	1,750,000	17,250	3,213,083
Executive Vice President	2023	425,000		1,000,000	1,800,000	16,500	3,241,500
Chief Operating Officer	2022	425,000	250,000	1,500,000	1,850,000	45,250	4,070,250
Andra C. Purkalitis	2024	375,000	250,000	650,000	1,032,000	339,026	2,646,026
Executive Vice President
Chief Legal Officer, General Counsel and Corporate Secretary

(1)
The amounts reported in this column represent base salaries earned by each of the NEOs for the listed fiscal year and have not been reduced for deferrals. Mssrs. Aylward, Angerthal, Mandinach and Smirl received salary increases effective March 15, 2024 as discussed in “Base Salary” of the
Compensation Discussion and Analysis
.

(2)	The amounts reported in this column reflect the 2024 sign-on award for Ms. Purkalitis and the 2022 sign-on award for Mr. Smirl, as previously disclosed.
(3)
The amounts reported in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Additional information, including fair valuation assumptions, concerning the Company’s accounting for its equity awards is included in Note 16 of the Notes to Consolidated Financial Statements in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024. The amounts in the column reflect rounding. The 2024-2026 LTIP awards were granted on March 15, 2024 and the PSU components are reported at target level attainment. If fully earned, the 2024 LTIP maximum award for each of our NEOs would be as follows: $4,800,000 for Mr. Aylward; $1,387,500 for Mr. Angerthal; $900,000 for Mr. Mandinach; $1,500,000 for Mr. Smirl; and $750,000 for Ms. Purkalitis. The award comprises 50% RSUs and 50% PSUs, with the PSUs having a performance measurement period ending December 31, 2026, all with a three-year vesting period. The PSUs, measured at December 31, 2026, will convert to RSUs with a value from 0% – 200% of the award granted based on Company performance. See “Long-Term Incentive Compensation” of the Compensation Discussion and Analysis for additional information regarding the 2024 LTIP, including the performance measures applicable to the 2024 LTIP PSU awards. The 2022 stock award for Mr. Smirl includes a sign-on
RSU award with a grant-date fair value of $500,000, as previously disclosed, and the 2024 stock award for Ms. Purkalitis includes a sign-on
RSU award with a grant-date fair value of $150,000.

(4)
The amounts reported in this column reflect the actual cash award earned under the annual incentive plan for the respective year. See “Annual Incentive Compensation” of the
Compensation Discussion and Analysis
for additional information regarding the 2024 annual incentive awards, including the performance metrics.

(5)
The amounts reported in this column for 2024 reflect Company contributions to the Company’s 401(k) Plan for each NEO; a paid stipend for reimbursement of housing expenses of $25,000 for Mr. Mandinach; and relocation and housing expense reimbursements of $321,276 for Ms. Purkalitis.

Grants of Plan-Based Awards
The table below provides information on PSUs, RSUs and equity- and non-equity-based
performance awards granted to each of the Company’s NEOs during the fiscal year ended December 31, 2024. All awards were made under our Omnibus Incentive and Equity Plan (the “Omnibus Plan”).

	Grant Date	Date of Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (c)(#)(3)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards ($)(4)
Name			Threshold ($)	Target (a)($)	Maximum ($)	Threshold (#)	Target (b)(#)	Maximum (#)

George R. Aylward			0	3,200,000	6,400,000
	3/15/2024	2/20/2024				0	6,916	13,832	6,917			3,199,988

Michael A. Angerthal			0	1,850,000
	3/15/2024	2/20/2024				0	1,998	3,996	2,000			924,857

Barry M. Mandinach			0	1,350,000
	3/15/2024	2/20/2024				0	1,296	2,592	1,297			599,839

Richard W. Smirl			0	1,750,000
	3/15/2024	2/20/2024				0	2,160	4,318	2,162			999,808

Andra C. Purkalitis			0	1,032,000
	3/15/2024	2/20/2024				0	1,080	2,160	1,081			499,904
	3/15/2024	10/13/2023							648			149,902

(1)
The amounts as reflected in column (a) relate to the annual cash incentive opportunities for each NEO. For Mr. Aylward, the amounts reflect the target and maximum payout opportunities. For the other NEOs, because the actual payout is based on the level of performance achieved, the target amount is not determinable and therefore, in accordance with SEC rules, the amount reflected is a representative amount based on 2024 performance. The performance metrics and actual payments are discussed in the
Compensation Discussion and Analysis
and the Summary Compensation Table in the
“Non-Equity
Incentive Plan Compensation” column.

(2)
The 2024 LTIP awards granted on March 15, 2024 reported in these columns represent the award opportunities for each NEO. The two metrics against which performance is measured in this plan are discussed earlier in the
Compensation Discussion and Analysis
under the heading “2024 Executive Compensation.”

(3)	The amounts reported in this column represent the 2024 LTIP RSU awards that vest ratably over three years, and the sign-on RSUs award for Ms. Purkalitis that cliff vest after three years.
(4)
The grant date fair value is equal to the number of units granted as reflected in columns (b) and (c) multiplied by the March 15, 2024 closing price of the Company’s stock on the date of grant, which was $231.33. The PSU components are reported at target level attainment.

Outstanding Equity Awards at Fiscal
Year-End
The table below provides information on the RSUs and PSUs held by each of the Company’s NEOs as of December 31, 2024.

	Stock Awards (1)
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

George R. Aylward	2,445	(2)	539,318

	6,235	(3)	1,375,316

	6,917	(6)	1,525,725

				9,352	(4)	2,062,864

				4,676	(5)	1,031,432

				3,458	(7)	762,766

				3,458	(8)	762,766

Michael A. Angerthal	707	(2)	155,950

	1,803	(3)	397,706

	2,000	(6)	441,160

				2,702	(4)	596,007

				1,351	(5)	298,004

				999	(7)	220,360

				999	(8)	220,360

Barry M. Mandinach	459	(2)	101,246

	1,170	(3)	258,079

	1,297	(6)	286,092

				1,752	(4)	386,456

				876	(5)	193,228

				648	(7)	142,936

				648	(8)	142,936

Richard W. Smirl	764	(2)	168,523

	1,949	(3)	429,910

	2,162	(6)	476,894

	937	(9)	206,683

				2,922	(4)	644,535

				1,461	(5)	322,268

				1,080	(7)	238,227

				1,080	(8)	238,227

Andra C. Purkalitis	1,081	(6)	238,447

	648	(10)	142,936

				540	(7)	119,113

				540	(8)	119,113

(1)	All RSU and PSU values are based on $220.58, the closing price of the Company’s Common Stock on December 31, 2024, the last trading day of our most recently completed fiscal year.
(2)	This amount represents 17% of the 2022 LTIP award made up of RSUs that vested on March 15, 2025.
(3)	This amount represents 33% of the 2023 LTIP award made up of RSUs that vest ratably on March 15, 2025 and 2026.
(4)
This amount represents 25% of the 2023 LTIP award made up of PSUs that will convert to RSUs with a value from 0% – 200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on March 15, 2026. The number and market value of units reported reflect target level achievement based on the Company’s above-threshold level performance. The actual number of units that will be distributed is not yet determinable.

(5)
This amount represents 25% of the 2023 LTIP award made up of PSUs that will convert to RSUs with a value from 0% – 200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on

March 15, 2026. The number and market value of units reported reflect threshold level achievement based on the Company’s threshold level performance. The actual number of units that will be distributed is not yet determinable.
(6)	This amount represents 50% of the 2024 LTIP award made up of RSUs that vest ratably on March 15, 2025, 2026 and 2027.
(7)
This amount represents 25% of the 2024 LTIP award made up of PSUs that will convert to RSUs with a value from 0% – 200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on March 15, 2027. The number and market value of units reported reflect threshold level achievement based on the Company’s threshold level performance. The actual number of units that will be distributed is not yet determinable.

(8)
This amount represents 25% of the 2024 LTIP award made up of PSUs that will convert to RSUs with a value from 0% – 200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on March 15, 2027. The number and market value of units reported reflect threshold level achievement based on the Company’s threshold level performance. The actual number of units that will be distributed is not yet determinable.

(9)	This amount represents the number of RSUs awarded to Mr. Smirl in 2022 as part of his employment offer. The remaining portion of the award will vest on May 3, 2025.
(10)	This amount represents the number of RSUs awarded to Ms. Purkalitis in 2024 as part of her employment offer. The award will cliff vest on March 15, 2027.
Stock Vested
The table below sets forth the number of shares acquired and the value realized upon the vesting of stock awards during 2024 by each of our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

George R. Aylward	10,767	2,490,730

Michael A. Angerthal	2,996	693,065

Barry M. Mandinach	2,041	472,145

Richard W. Smirl	3,283	752,149

Andra C. Purkalitis	0	0

(1)	The value realized on vesting was computed by multiplying the number of RSUs that vested by the closing price of our Common Stock on the vesting date.
Non-Qualified
Excess Investment Plan
The Company maintains the
Non-Qualified
Excess Investment Plan (the “Excess Plan”) to provide eligible employees, including the NEOs, with the opportunity to save for retirement and defer tax payments.
Under the Excess Plan, a participant may elect to defer up to 60% of his or her “compensation,” which is defined under the plan as the portion of a participant’s base salary that exceeds the dollar limit under Code Section 401(a)(17). Amounts deferred under the Excess Plan are credited to a participant’s deferral account and are deemed invested in the available investment funds selected by the participant. Deferrals are credited to the selected funds based on the market price for such funds on the date such compensation would otherwise have been paid. Matching contributions, if any, are deemed invested in the same funds in which the underlying deferrals are invested. There are no above-market, preferred, or guaranteed returns in the Excess Plan. Participants can change their investment choices at any time.
Distributions will be made, or commence, on the 15th day of the month following the participant’s sixth month of separation from service, either in a lump-sum
payment or in annual installment payments over a period of two to 10 years, as elected by the participant prior to the year in which the services giving rise to the deferrals are rendered.

Non-Qualified
Deferred Compensation
The following table reflects each NEO’s 2024 compensation deferrals, Company contributions, earnings, withdrawal activity, and aggregate balance as of December 31, 2024 under the Excess Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

George R. Aylward	—	—	41,135	—	238,372

Michael A. Angerthal	—	—	—	—	—

Barry M. Mandinach	—	—	—	—	—

Richard W. Smirl	—	—	—	—	—

Andra C. Purkalitis	—	—	—	—	—

(1)	There were no voluntary deferrals of salary in 2024.
(2)	There were no Company contributions to the Excess Plan in 2024.
(3)	Amounts in this column are not reported as compensation for fiscal year 2024 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings.
Termination Payments and
Change-in-Control
Arrangements
Each of our current NEOs participates in the Company’s Executive Severance Allowance Plan (the “Severance Plan”). The Company also has a
Change-in-Control
Agreement with our CEO, Mr. Aylward. In addition, under the Company’s equity award agreements, the vesting of awards may accelerate under specified conditions. These arrangements are described below. No incremental benefits would be provided under these arrangements in the event of termination by the Company for cause or a voluntary termination by the NEO without good reason.
Executive Severance Allowance Plan
Receipt of benefits under the Severance Plan are conditioned on a number of factors, including covenants within the terms of that plan and the signing of a Severance Agreement and Release containing additional covenants and a release of claims against the Company. The Severance Plan conditions receipt of benefits on: (i) refraining from interfering with ongoing operations and from making disparaging remarks concerning the Company, its representatives, agents, and employees; (ii) refraining from solicitation of employees, agents, representatives and/ or clients of the Company; (iii) returning all Company property; and (iv) maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions would cause immediate cessation of all payments under this plan, and the executive would be required to immediately reimburse the Company for all payments previously made.
An executive would not be entitled to receive benefits or payments under the Severance Plan if he or she is terminated for cause, as determined in the sole discretion of the Company, which, for this purpose, would include: (i) a conviction of (or plea of nolo contendere to) a felony or other crime involving fraud or moral turpitude; (ii) an act of misconduct (including a violation of our Code of Conduct); (iii) unsatisfactory performance; or (iv) a failure to attempt or refusal to perform legal directives of the Board or our executive officers.
Except as described above, under the Severance Plan, if an NEO is involuntarily terminated for any reason or terminated voluntarily or involuntarily by resignation upon the Company’s written request, he or she will be eligible to receive, subject to certain exceptions:

•	Twelve months of base salary (or 18 months for our CEO);

•	The average of the NEO’s actually earned and paid annual cash incentive award for the prior two completed fiscal years or, for our CEO, 1.5 times this average; and

•	A pro-rata portion of the annual incentive award actually earned by the NEO for the fiscal year in which he or she separated from service.
Any such severance amounts paid by the Company may be made in the form of a lump sum payment or in equal periodic installments, except that the pro-rata
portion of any actually earned annual incentive award generally would be paid after the actual amount earned is calculated following the end of the applicable fiscal year. In addition, no severance payment would be paid later than March 15 of the calendar year following the executive’s separation from service with the Company (unless otherwise required pursuant to Code Section 409A).
Our NEOs would also be entitled under the Severance Plan to receive outplacement services for six months and continued subsidized medical and dental coverage for 12 months of the
18-month
COBRA continuation period, if the executive elects coverage under COBRA.
Upon termination of employment, all NEOs would be entitled to receive, in accordance with the terms of the applicable plan and the elections of the NEO, distribution of his or her account balances under the Company’s 401(k) Plan and the Excess Plan. The aggregate balance of each of our NEO’s accounts under the Excess Plan as of December 31, 2024 is reflected in the
Non-Qualified
Deferred Compensation
table above.
In the event that Mr. Aylward was entitled to receive payments from the Company under his
Change-in-Control
Agreement, he would not receive payments from the Company under the Severance Plan.
Acceleration of Equity Awards
Under the terms of the Company’s RSU award agreements, if an NEO terminates employment with the Company by reason of death or disability, or an involuntary termination event occurs that would otherwise qualify the NEO for severance pay and benefits under a Company approved severance plan or other arrangement, a pro-rated
portion of the RSUs vest automatically based on the number of days the NEO actually worked following the grant date (or in the case of an award that becomes vested in installments, since the date, if any, on which the last installment of such RSUs became vested). If an NEO terminates employment by reason of retirement, the RSUs continue to vest in full per the original vesting schedule. The amount subject to immediate vesting would be calculated by subtracting the number of RSUs already vested from a number equal to the product of (i) the number of RSUs awarded to the NEO multiplied by (ii) the ratio of (x) the number of days that such person was actively employed by the Company following the grant date divided by (y) the number of days between the grant date and the last scheduled vesting date.
Under the terms of the Company’s PSU award agreements, if an NEO terminates employment with the Company prior to the end of the performance cycle, or after the end of the performance cycle but prior to the RSU conversion date, because of death, disability or an involuntary termination event as described above, the PSU award will convert to RSUs, based on the actual achievement of performance goals for the full performance cycle, pro-rated
for the number of days the executive was actively employed following the PSU award date, divided by the number of days during the period beginning on the PSU award date and ending on the RSU vesting date, with vesting that is accelerated but deferred until the end of the applicable performance period. In the event that a change of control occurs prior to the end of the performance cycle and prior to the termination of the executive’s employment, the performance goals would be deemed to have been met at target, without pro-ration,
and immediately convert to common shares that would be distributed within 90 days following the end of the performance cycle.
If an NEO ceases to be employed by the Company for any reason other than those discussed above, all unvested RSUs and PSUs as of the termination date are automatically forfeited.
Except as described above in connection with outstanding performance awards, in the event of a change in control, as defined below under “
Change-in-Control
Agreement with Mr.
 Aylward
,” all unvested RSUs

automatically vest; however, no automatic vesting would occur if the Committee reasonably determines in good faith prior to the change in control, that such awards would be honored or assumed or a new award would be substituted with substantially similar conditions to the current award and with provisions that allow for immediate vesting if the executive is involuntarily terminated for any reason including death, disability or not for cause, or is constructively terminated as defined in the Omnibus Plan under specified conditions as described in the Omnibus Plan.
Illustrations of Compensation and Benefits Upon Termination of Employment
The following table summarizes the value of the compensation and benefits that our NEOs would have received under the Severance Plan if their employment had been involuntarily terminated (other than for cause) as of December 31, 2024, the last business day of the year.

	Payment and Benefits for Involuntary Terminations ($)
	George R. Aylward	Michael A. Angerthal	Barry M. Mandinach	Richard W. Smirl	Andra C. Purkalitis

Severance

Base Salary Component	$ 975,000	$ 430,000	$ 445,000	$ 450,000	$ 375,000

Annual Incentive Component (1)	4,125,000	1,825,000	1,337,500	1,825,000	1,028,500

Other Compensation

2024 Annual Incentive Earned	3,000,000	1,850,000	1,350,000	1,750,000	1,032,000

Acceleration of Equity Awards

Value of Accelerated Equity Awards (2)	3,374,819	975,467	1,317,745	1,238,067	164,663

Benefits

Health & Welfare (3)	8,876	23,275	15,987	23,275	8,831

Outplacement (4)	5,195	5,195	5,195	5,195	5,195

Total Severance, Other Compensation, Accelerated Equity Awards, and Benefits	$11,488,890	$5,108,937	$4,471,426	$5,291,537	$2,614,189

(1)
As applicable, the amount in this row is equal to the NEO’s average earned and paid annual cash incentive for the prior two completed fiscal years (except that, for Mr. Aylward, this amount is equal to 1.5 times his average).

(2)
The value reported in this row is based on $220.58, the closing price of our Common Stock on December 31, 2024, the last trading day of our fiscal year, multiplied by the applicable number of unvested RSUs and PSUs held by the NEO on December 31, 2024 that would accelerate upon involuntary termination. PSUs granted in 2023 and 2024 with three-year performance periods ending on December 31, 2025 and December 31, 2026, respectively, are assumed to be at target level performance. The performance for PSUs granted in 2022 with three-year performance periods ending on December 31, 2024 related to the metrics of total shareholder return and net flow rate of long-term AUM were both below threshold and therefore had no value for each NEO. If a change-in-control
event had occurred on December 31, 2024, the values related to the acceleration of unvested RSUs and PSUs would have been equal to $2,498,730 for Mr. Angerthal; $1,620,822 for Mr. Mandinach; $2,908,127 for Mr. Smirl; and $619,609 for Ms. Purkalitis. These numbers assume that all equity awards have automatically vested and that the Compensation Committee did not make the determination that such awards would not be accelerated. See the discussion below under the heading
“Change-in-Control
Agreement with Mr. Aylward” for a description of the
change-in-control
terms for unvested equity awards held by Mr. Aylward.

(3)	The amount in this row reflects the estimated Company cost of continuing to subsidize specified health and welfare benefits for the NEOs for 12 months, based on coverage elections in effect for 2024.
(4)	The amount in this row reflects the estimated Company cost of providing outplacement services for the NEOs for six months.
Change-in-Control
Agreement with Mr. Aylward
Under the legacy
Change-in-Control
Agreement with our CEO, effective December 31, 2008, Mr. Aylward would be provided with separation benefits upon his termination of employment in connection with a “change in control” of the Company. The protections provided under the
Change-in-Control
Agreement can only be

triggered by termination of employment either: (i) by the Company for reasons other than death, disability (as defined in the agreement) or “cause;” or (ii) by Mr. Aylward for “good reason,” but only if such termination occurs within the two years following, or is effectively connected with, the occurrence of a change in control. Mr. Aylward would not receive any incremental benefits by reason of his death, disability, termination by us for cause or his voluntary termination of employment, whether by retirement, resignation or otherwise, without good cause.
The
Change-in-Control
Agreement had an initial term of two years, but automatically renews for successive one-year
terms unless either party provides written notice within 60 days prior to the scheduled expiration date to the other party that such party does not want the term of the agreement extended.
Under the
Change-in-Control
Agreement, following a change in control and for an additional 2.5 years after any termination event, regardless of whether Mr. Aylward voluntarily terminates his employment or is involuntarily terminated with or without cause or for good reason, he is subject to non-solicitation
restrictions under to which he may not induce, encourage or solicit any customer, client, employee, officer, director, agent, broker, registered representative or independent contractor to either (i) terminate their respective relationship or contracts with the Company or its affiliates, or (ii) not place business with the Company or its affiliates. In addition, following a termination event, Mr. Aylward would be required to continue to maintain the confidentiality of all confidential or proprietary information known to him concerning the Company and its affiliates and their business and would be required, upon request, to return materials containing such information.
Definitions
Under the
Change-in-Control
Agreement, the terms listed below are defined as follows:
“Change in Control” generally means the first occurrence of any of the following:

•	Any person or group acquires 25% or more of the voting power of the Company’s securities;

•
Within any
24-month
period, the persons who presently make up our Board, or who become members of our Board with the approval of a majority of the persons who constituted our Board at the beginning of any such period, cease to be at least a majority of the Board of the Company or any successor to the Company;

•
The effective date of the consummation of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company that is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event those persons who were shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (i) in the case of a merger or consolidation, the surviving or resulting corporation, or (ii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

•	The approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

•	Any other event occurs which the Board declares to be a change in control.
“Cause” generally means:

•	A conviction of (or plea of nolo contendere to) a felony;

•
An act of willful misconduct that has a material adverse impact on the Company or its affiliates (except that no act, or failure to act, on Mr. Aylward’s part would be deemed “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company); or

•
A failure in good faith to perform legal directives of the Board, which are consistent with the scope and nature of his employment duties and responsibilities if such failure is not remedied by him within 30 days after notice of such non-performance
is given to him.

“Good Reason” generally means that, following a change in control of the Company, any of the following events has occurred without Mr. Aylward’s express written consent (if such occurrence is not remedied by the Company within 30 days upon receipt of written notice):

•	A material reduction in his title, position, duties or responsibilities as President and CEO;

•	Relocation of his principal place of business outside of a 35-mile radius of the current location;

•	A material reduction in his base salary, total incentive compensation opportunity, or a reduction in the employee benefits provided him under the Company’s employee benefit plans; or

•	Any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor.
Description of Separation Benefits
If, following a change in control of the Company, Mr. Aylward was terminated without cause or he terminated his employment for good reason, he would generally be entitled to receive the following incremental benefits (which would be provided in lieu of, and not in addition to, any severance benefits payable to him under any other Company plan):

•
A
lump-sum
cash payment equal to 2.5 times the sum of his current base salary and his target under the annual cash incentive program maintained by the Company in the year in which his employment with the Company terminates;

•
Continued participation in all of the employee and executive plans providing medical, dental, and long- term disability benefits in which he participated prior to the termination event for a period of 2.5 years;

•	Full vesting of all outstanding stock option, RSU or other equity awards (with any such vested options remaining exercisable for the lesser of two years or the duration of their original terms);

•
An amount equal to the
pro-rata
portion of the annual incentive award earned for the year in which the termination occurs (or target incentive, if greater), and a pro-rata
portion of long-term awards for each uncompleted performance period at target;

•
A
lump-sum
payment equal to 2.5 years of additional contributions that would have been made to the Company’s 401(k) Plan and/or the Excess Plan (assuming that he was contributing to each such plan during such period at the rate in effect immediately prior to the termination event or change-in-control
event, whichever is higher);

•	Outplacement services for a period of one year; and

•
If any payment or benefit due and payable under the
Change-in-Control
Agreement were to trigger any excise tax imposed by Code Section 4999, the Company would make a
“gross-up”
payment to Mr. Aylward to cover any such excise tax liability as well as any income tax liability incurred as a result of the gross-up.

The following table summarizes the value of the compensation and benefits that Mr. Aylward would have received under the
Change-in-Control
Agreement if his employment had been terminated involuntarily (other than for cause) or if Mr. Aylward had terminated employment for good reason in connection with a change in control as of December 29, 2024, the last business day of the year.

Payments and Benefits for Termination in Connection with a Change in Control ($)

Severance

Base Salary Component	$ 1,625,000

Annual Incentive Component	8,000,000

Other Compensation

Annual Incentive (1)	3,200,000

Acceleration of Unvested PSUs and Time-Vested RSUs (2)	8,646,074

Acceleration of Unvested Stock Options (3)	0

Incremental Qualified Company Match (4)	43,750

Tax Gross-Up (5)	0

Benefits

Health & Welfare (6)	23,636

Outplacement	9,895

Total Severance, Other Compensation, and Benefits	$ 21,548,355

(1)	Reflects the target annual incentive award for Mr. Aylward in 2024 under the Company’s annual incentive plan.
(2)
The value reported in this row is based on $220.58, the closing price of our Common Stock on December 31, 2024, multiplied by the number of unvested PSUs and RSUs held by Mr. Aylward on December 31, 2024.

(3)	As of December 31, 2024, Mr. Aylward held no unvested options.
(4)	Reflects the amount that the Company would have contributed, pursuant to the applicable Company matching formula, to the Company’s 401(k) Plan.
(5)
Reflects the value as of December 31, 2024. If any payment or benefit due and payable under the
Change-in-Control
Agreement causes any excise tax imposed by Code Section 4999 to become due and payable, the Company would pay Mr. Aylward a
“gross-up”
payment so that he is in the same
after-tax
position as he would have been had the excise tax not been payable. If, however, a limited reduction of severance payments would avoid the excise tax, then Mr. Aylward’s payment would be reduced in order to eliminate the need for a gross-up
payment. The Company would reduce payments for this purpose only if the reduction would not exceed 10% of the amount of payments that could be received by Mr. Aylward without triggering the excise tax.

(6)	The amount in this row reflects the estimated Company cost of continuing to subsidize specified health and welfare benefits for 30 months.

2024 CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation
S-K
of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the median of the annual total compensation of our other employees for 2024 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation
S-K.
The ratio of the annual total compensation of our CEO, calculated as described in our Summary Compensation Table, to the median of the annual total compensation of all employees for 2024 was 27.3 to 1. This ratio was based on the following:

•	The annual total compensation of our CEO, in accordance with SEC rules, included earlier in this Proxy Statement in the “Total” column for 2024 in the Summary Compensation Table, was $6,858,917.

•	The median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules, was $251,470.
Methodology for Determining Our Median Employee.
As there has been no significant change to our employee population or to our employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to use the same median employee that was identified in 2022 to calculate the 2024 CEO pay ratio. In accordance with SEC rules, we selected December 31, 2022 as the date on which to determine our median employee. The median employee selected was based on our entire workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time), and was the employee whose compensation was at the middle of the compensation of our employee population (excluding our CEO). As of December 31, 2024 we employed 805 employees.
Median Employee Compensation.
For purposes of determining the median employee compensation, we used the annual total compensation value in accordance with the requirements of Item 402(c)(2)(x) of Regulation
S-K
as of December 31, 2024 as the compensation measure (including base salary, short- and long-term incentives, retirement plan contributions, and perquisites), the same methodology applied for the 2024 CEO’s annual total compensation.
Pay Versus Performance
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between compensation of our CEO or Principal Executive Officer (PEO) and our other named executive officers (NEOs) and certain financial performance measures of the Company for the fiscal years ended on December 31 of 2024, 2023, 2022, 2021, and 2020. For further information on the Company’s pay-for-performance
philosophy and how executive compensation aligns with our performance, refer to the
Compensation Discussion and Analysis
section of this proxy statement.

Pay Versus Performance Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (2)	Value of initial fixed $100 Investment based on:		Net Income ($ in millions)	Earnings Per Share (EPS) - Diluted, as adjusted
					TSR (3)	Peer Group TSR (3)(4)
2024	$6,858,917	$2,567,157	$2,877,152	$2,011,986	$208.32	$193.30	$152.5	$26.33
2023	$6,616,500	$8,956,197	$2,492,750	$2,376,310	$220.47	$143.59	$141.5	$21.93
2022	$6,515,250	($4,240,418)	$2,835,458	$1,094,131	$168.48	$118.80	$106.6	$25.74
2021	$8,614,966	$17,309,308	$3,002,445	$4,163,311	$253.35	$167.07	$262.8	$35.85
2020	$8,005,917	$22,858,118	$2,600,151	$5,277,068	$182.40	$121.30	$120.0	$16.21

(1)	NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2024	Mr. Aylward	Mr. Angerthal, Mr. Mandinach, Ms. Purkalitis, and Mr. Smirl
2023	Mr. Aylward	Mr. Angerthal, Mr. Mandinach, Mr. Smirl, and Mardelle Peña, Executive Vice President, and Chief Human Resources Officer (retired)
2022	Mr. Aylward	Mr. Angerthal, Mr. Mandinach, Mr. Smirl, and Wendy J. Hills, Executive Vice President, Chief Legal Officer and General Counsel (retired)
2021	Mr. Aylward	Mr. Angerthal, Ms. Hills, Mr. Mandinach, and Mr. Smirl
2020	Mr. Aylward	Mr. Angerthal, Ms. Hills, Mr. Mandinach, and Francis. G. Waltman, Executive Vice President, Product Management (retired)

(2)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables below. For PSUs with a relative TSR metric, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under U.S. GAAP. For PSUs with a non-TSR
metric, fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. For each fiscal year reflected, the “compensation actually paid” (“CAP”) to the PEO and the average CAP to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for each applicable fiscal year, computed in accordance with Item 402(v) of Regulation
S-K.

2024
Summary Compensation Table Total for PEO	$6,858,917
Less: Grant Date Fair Value of Equity Awards	($3,200,000)
Add: Year-end Fair Value of Equity Awards Granted in the Applicable Fiscal Year that are Outstanding and Unvested	$2,067,703
Add: Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Year	($239,884)
Add: Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards	($2,698,820)
Add: Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	($369,571)
Add: Value of Dividends on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	$148,813
Compensation Actually Paid to PEO	$2,567,157

2024
Average Summary Compensation Table Total for NEOs (other than PEO)	$2,877,152
Less: Grant Date Fair Value of Equity Awards	($793,750)
Add: Year-end Fair Value of Equity Awards Granted in the Applicable Year that are Outstanding and Unvested	$525,374
Add: Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Year	($46,958)
Add: Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards	($535,237)
Add: Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	($42,328)
Add: Value of Dividends on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	$27,733
Average Compensation Actually Paid to NEOs (other than PEO)	$2,011,986

(3)
TSR is calculated based on a fixed investment of $100 measured from the market close on December 31, 2019 (the last trading day of fiscal 2019) through and including the end of the year for each year reported in the table.

(4)
Peer companies utilized for comparative financial results, as referenced in our
Compensation Discussion and Analysis
and as shown in Appendix C, are: Acadian Asset Management Inc. (formerly BrightSphere Investment Group Inc.), Affiliated Managers Group, Inc., AllianceBernstein Holding L.P., Artisan Partners Asset Management Inc., Cohen & Steers, Inc., Federated Hermes, Inc., Franklin Resources, Inc., Invesco Ltd., Janus Henderson Group plc, T. Rowe Price Group, Inc., and Victory Capital Management Inc.

Relationship of Principal Executive Officer and Average Named Executive Officers
(non-Principal
Executive Officer) CAP to Total Shareholder Return, Net Income and Earnings Per Share – Diluted, as Adjusted
Over the five-year period ending December 31, 2024, CAP to the PEO ranged from $22.9 million in 2020 to ($4.2) million in 2022, and, to the
Non-PEO
NEOs, ranged from $5.3 million in 2020 to $1.1 million in 2022, primarily reflecting changes in the Company’s absolute stock performance as well as annual cash incentive compensation. Over the five-year period, the Company’s cumulative TSR was strong on an absolute and relative basis, delivering a positive total return of 108.3% compared to the total return of 93.4% for the average of Financial Peers and 97.0% for the S&P 500.

In 2024, net income increased 8% to $152.5 million and EPS – diluted, as adjusted, increased 20% to $26.33 from $21.93 in 2023. The one-year
TSR on the Company’s stock was (5.5%). CAP to the PEO was $2.6 million and average CAP to the other NEOs was $2.0 million, compared with $9.0 million and $3.0 million, respectively, in the prior year, reflecting the impact of Company’s TSR on unvested stock unit awards, and negative adjustments to the performance factors of unvested stock unit awards.
In 2023, net income increased 33% to $141.5 million from the prior year while EPS – diluted, as adjusted, declined 15% to $21.93. The one-year
TSR on the Company’s stock was 30.9%. CAP to the PEO increased to $9.0 million and average CAP to the other NEOs was $2.4 million, primarily reflecting the increase in the year-end
value of outstanding and unvested equity awards in 2023 compared with the prior year and the year-over-year change in the fair value of those outstanding and unvested equity awards.
Net income was $106.6 million and EPS – diluted, as adjusted, was $25.74 for 2022. The one-year
TSR on the Company’s stock was (33.5%). CAP to the PEO declined to ($4.2) million and average CAP to the other NEOs declined to $1.1 million, partially reflecting the impact from the decrease in both net income and EPS – diluted, as adjusted. The decrease from the prior year was primarily due to market depreciation of unvested stock unit awards, negative adjustments to the performance factors of unvested stock unit awards, and lower annual cash incentive compensation.
In 2021, net income increased 119% to $262.8 million and EPS – diluted, as adjusted, increased 121% to $35.85, reflecting strong financial performance of the Company. The TSR for the Company’s stock was 38.9% for the year. CAP to the PEO was $17.3 million and average CAP to the other NEOs was $4.2 million, primarily due to market appreciation of unvested stock unit awards and higher annual cash incentive compensation consistent with the Company’s pay-for-performance
approach.
In 2020, net income and EPS – diluted, as adjusted were $120.0 million and $16.21, respectively, reflecting solid financial performance of the Company. The TSR for the Company’s stock was 82.4% for the year. CAP to the PEO was $22.9 million, and average CAP to the other NEOs was $5.3 million, primarily due to market appreciation of unvested restricted stock unit awards and positive performance factor adjustments in unvested restricted stock unit awards.
Most Important Measures in Determining Pay of the Company’s NEOs
The following unranked measures are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our PEO and other NEOs to the Company’s performance.

Measures

Operating margin, as adjusted (1)

Growth in operating income, as adjusted, versus Financial Peers (2)

Diluted EPS, as adjusted (1)

Gross sales rate (3)

Relative investment performance (4)

Total net flow rate, versus Financial Peers (5)

Shareholder return, versus Financial Peers (6)

(1)	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts in Appendix A to this Proxy Statement.
(2)	Annual growth in operating income, as adjusted.
(3)	Annual gross sales divided by beginning of year AUM.
(4)	As measured by percent of long-term AUM outperforming industry peers on a three-year basis.
(5)	Annualized net flows divided by beginning-of-period long-term AUM. One- and three-year periods relative to Financial Peers.
(6)	Three-year total shareholder returns relative to Financial Peers.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Paid in 2024

We pay non-executive directors an annual retainer for their service on the Board, along with additional retainers reflecting committee service.

The compensation package:

•	Reflects the expertise and counsel that each director contributes and their commitment to the Board;

•	Aligns the interests of directors with those of our shareholders; and

•	Is competitive with the market.

Current Director Retainers

For 2024, the non-executive Chairman received an annual retainer of $350,000, and the other non-executive directors received an annual retainer of $200,000. For 2024, non-employee directors also received the following retainers for service on committees.

Committees	Chair Retainer ($)	Member Retainer ($)

Audit	25,000	15,000

Compensation	25,000	15,000

Governance	12,500	7,500

Retainers are paid 50% in cash and 50% in equity, to align with competitive market practices and assist the directors in acquiring ownership of our Common Stock. The cash portion is paid quarterly in advance. The equity portion is granted in Common Stock on the date of each Annual Meeting.

The CEO does not receive director compensation because he is compensated in his role as CEO.

Annual Competitive Review

The Compensation Committee annually reviews the compensation of non-employee directors and recommends any changes to the full Board for approval. In 2024, the Compensation Committee, based in part on a market-competitive review of non-employee director compensation conducted by Mercer, the Compensation Committee’s independent compensation consultant, recommended an increase of $5,000 in the annual Audit Committee Chair retainer and an increase of $2,500 in the annual Governance Committee Chair retainer. The Board approved the recommendation, effective January 1, 2025.

Non-Employee Director Share Ownership Guidelines

Non-employee directors are subject to share ownership guidelines to reinforce the alignment of directors’ interests with shareholders’ interests and to reflect competitive practices. Each director must meet share ownership guidelines in the amount of four times the annual cash retainer paid to the director. There is no set time period for directors to meet the ownership level, but each director is expected to retain the entire portion of his or her annual retainer that is paid in stock, less shares sold to pay associated tax obligations, to meet the guidelines. All non-employee directors subject to the guidelines are currently in compliance with this requirement except for Messrs. Morris and Weisenseel, who were appointed to the Board effective March 2021 and December 2024, respectively, and accordingly are expected to retain their annual retainer paid in stock until the required ownership level is met.

Director Compensation

The table below shows the value of all compensation paid to non-employee directors in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Peter L. Bain	107,500	107,369	214,869

Susan S. Fleming	113,750	113,699	227,449

Paul G. Greig	112,500	112,292	224,792

Timothy A. Holt	186,250	186,137	372,387

Melody L. Jones	116,250	116,043	232,293

W. Howard Morris	107,500	107,369	214,869

John C. Weisenseel (2)	13,511	—	13,511

Stephen T. Zarrilli (3)	79,891	—	79,891

(1)

Each then-serving director receiving compensation was awarded shares of Common Stock on May 15, 2024. The full grant date fair value of each such award computed in accordance with FASB ASC Topic 718 is reflected in the table above. Additional information concerning the Company’s accounting for its equity awards is included in Note 15 of the Notes to Consolidated Financial Statements in our 2024 Form 10-K.

(2)	Mr. Weisenseel was appointed to the Board effective December 9, 2024.
(3)	Mr. Zarrilli’s term concluded with the 2024 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, all matters we know of to be presented at the Annual Meeting are described in this Proxy Statement. Should other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote said proxy in their discretion.

ADDITIONAL INFORMATION

Shareholders may obtain a copy of the Company’s 2024 Form 10-K, including accompanying financial statements and schedules, without charge, by visiting the Company’s website at www.virtus.com or by writing to Investor Relations at the Company’s principal executive offices, Virtus Investment Partners, Inc., One Financial Plaza, Hartford, CT 06103. Upon written request to the Company, at the address of the Company’s principal executive offices, the exhibits set forth in the exhibit index of the Company’s 2024 Form 10-K will be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Wednesday, May 14, 2025. The Proxy Statement and the Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for you to review online at www.proxyvote.com. To view these materials please have your 16-Digit Control Number available that appears on your Notice of Internet Availability of Proxy Materials or proxy card.

Appendix A

Non-GAAP Information and Reconciliations

(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

Non-GAAP financial information differs from financial information determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Management uses these measures to evaluate the company’s financial performance and operational decision-making. Management believes that these non-GAAP financial measures, when presented together with directly comparable U.S. GAAP measures, are useful to investors and other interested parties to provide additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management. Non-GAAP financial information has material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2022

Total revenues, GAAP	$906,949	$845,268	$886,379

Consolidated investment products revenues (1)	9,665	9,824	9,162

Distribution and other asset-based fees (2)	(96,223)	(96,802)	(112,612)

Total revenues, as adjusted	$820,391	$758,290	$782,929

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2022

Total operating expenses, GAAP	$724,459	$693,784	$688,919

Consolidated investment products expenses (1)	(6,987)	(4,224)	(4,408)

Distribution and other asset-based expenses (3)	(96,223)	(96,802)	(112,612)

Amortization of intangible assets (4)	(56,299)	(61,027)	(58,504)

Restructuring expense (5)	(1,487)	(824)	(4,015)

Deferred compensation and related investments (6)	(2,085)	(1,966)	—

Acquisition and integration expenses (7)	1,650	(10,193)	(16,603)

Other (8)	(9,963)	(210)	1,001

Total operating expenses, as adjusted	$553,065	$518,538	$493,778

Reconciliation of Operating Income, GAAP to Operating Income, as Adjusted:

	Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2022

Operating income, GAAP	$182,490	$151,484	$197,460

Consolidated investment products operating income (1)	16,652	14,048	13,570

Amortization of intangible assets (4)	56,299	61,027	58,504

Restructuring expense (5)	1,487	824	4,015

Deferred compensation and related investments (6)	2,085	1,966	—

Acquisition and integration expenses, net of tax (7)	(1,650)	10,193	16,603

Other (8)	9,963	210	(1,001)

Operating income, as adjusted	$267,326	$239,752	$289,151

Operating margin, GAAP	20.1%	17.9%	22.3%

Operating margin, as adjusted	32.6%	31.6%	36.9%

Reconciliation of Net Income Attributable to Common Stockholders, GAAP to Net Income Attributable to Common Stockholders, as adjusted

	Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2022

Net income attributable to Virtus Investment Partners, Inc., GAAP	$121,746	$130,621	$117,541

Amortization of intangible assets, net of tax (4)	40,453	41,829	39,764

Restructuring expense, net of tax (5)	1,099	599	2,933

Seed capital and CLO investments, net of tax (9)	1,065	(16,842)	39,662

Deferred compensation and related investments (6)	99	(1,097)	—

Acquisition and integration expenses, net of tax (7)	(1,213)	7,401	12,089

Other, net of tax (8)	26,565	(744)	(16,827)

Net income attributable to Virtus Investment Partners, Inc., as adjusted	$189,814	$161,767	$195,162

Weighted Average Shares Outstanding—Diluted	7,210	7,375	7,582

Weighted Average Shares Outstanding—Diluted, as adjustedA	7,210	7,375	7,582

Earnings Per Share—Diluted, GAAP	$16.89	$17.71	$15.50

Earnings Per Share—Diluted, as adjusted	$26.33	$21.93	$25.74

A	Reflects dilutive impact to shares in all periods; differs from GAAP basis in periods of a GAAP earnings loss, if any

Notes to Reconciliations:

Reclassifications:

1.

Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Other Adjustments:

Revenue Related

2.

Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing company sponsored investment products and servicing the client.

The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:

Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.

Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company’s distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.

Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.

Expense Related

3.

Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.

4.

Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

5.

Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods.

6.

Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to market performance of deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods.

7.

Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2022
Acquisition and Integration Expenses
Employment expenses	$3,958	$12,585	$4,542
Other operating expenses	—	3,118	4,041
Change in fair value of contingent consideration	(5,608)	(5,510)	8,020

Total Acquisition and Integration Expenses	$(1,650)	$10,193	$16,603

8.

Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2022
Other
Non-capitalized debt issuance costs	$6,501	$—	$—
Employment expense fair value adjustments	4,681	210	(1,001)
(Gain)/loss on extinguishment of debt	(1,219)	—	—
Tax impact of adjustments	(2,624)	(53)	272
Other discrete tax adjustments	412	(2,585)	92
Affiliate minority interest fair value adjustments	18,814	1,684	(16,190)

Total Other	$26,565	$(744)	$(16,827)

Seed Capital and CLO Related

9.

Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Appendix B

Additional Information Regarding Mutual Fund Investment Performance

Additional information on Virtus Funds rated by Morningstar for the period ending December 31, 2024:

Description	Overall	3 yr.	5 yr.	10 yr.
Number of 3/4/5 Star Funds	54	45	45	47
Percentage of Assets	90%	75%	82%	91%
Number of 4/5 Star Funds	32	23	27	30
Percentage of Assets	72%	41%	60%	75%
Total Funds	70	70	66	62

Data quoted represents past performance. Past performance does not guarantee future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Morningstar Ratings:

The Morningstar RatingTM for funds, or “star rating,” is calculated for managed products (including mutual funds, variable annuity and variable life subaccounts, exchange-traded funds, closed-end funds, and separate accounts) with at least a three-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. The weights are: 100% three-year rating for 36-59 months of total returns, 60% five-year rating/40% three-year rating for 60-119 months of total returns, and 50% 10-year rating/30% five-year rating/20% three-year rating for 120 or more months of total returns. While the 10-year overall star rating formula seems to give the most weight to the 10-year period, the most recent three-year period actually has the greatest impact because it is included in all three rating periods. Ratings do not take into account the effects of sales charges and loads. A fee was paid to Morningstar to license the use of the Stars, Rankings, and Ratings.

© 2025 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit virtus.com.

Please carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit virtus.com for a prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member FINRA and subsidiary of Virtus Investment Partners, Inc.

B-1

Appendix C

Peer Companies Utilized for Comparative Financial Results

•	Acadian Asset Management Inc.*
•	Affiliated Managers Group, Inc.
•	AllianceBernstein Holding L.P.
•	Artisan Partners Asset Management Inc.
•	Cohen & Steers, Inc.
•	Federated Hermes, Inc.
•	Franklin Resources, Inc.
•	Janus Henderson Group plc
•	Invesco Ltd.
•	T. Rowe Price Group, Inc.
•	Victory Capital Holdings, Inc.

*	Formerly known as BrightSphere Investment Group Inc.

C-1

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIRTUS INVESTMENT PARTNERS, INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:		For		Withhold

1a.	Peter L. Bain	☐		☐

1b.	Susan S. Fleming	☐		☐

1c.	Timothy A. Holt	☐		☐

1d.	Melody L. Jones	☐		☐

1e.	W. Howard Morris	☐		☐

1f.	John C. Weisenseel	☐		☐
					For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.					☐	☐	☐

3. To approve, in a non-binding vote, named executive officer compensation.					☐	☐	☐

NOTE: We may also act upon such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. This section must be completed for your vote to be counted.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on

May 14, 2025:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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V65832-P25852-Z89375

Proxy — Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc.

One Financial Plaza

Hartford, Connecticut 06103

This Proxy is solicited on behalf of the Board of Directors of Virtus Investment Partners, Inc.

The undersigned, revoking any previous proxies relating to these shares, hereby appoints George R. Aylward, Michael A. Angerthal, and Andra C. Purkalitis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys in-fact, and hereby authorizes them to represent and vote all the shares of Virtus Investment Partners, Inc. Common Stock that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Shareholders of the Company to be held Wednesday, May 14, 2025 at 9:00 a.m. Eastern Daylight Time at the offices of Virtus Investment Partners, Inc., One Financial Plaza, 19th Floor, Hartford, Connecticut, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted as specified herein. If no specification is made, this proxy will be voted FOR the election of each of the nominees for director listed under Proposal 1 and FOR Proposals 2 and 3. If any other matters are voted on at the Meeting, this proxy will be voted by the proxy holders on such matters in their sole discretion.

(Continued and to be signed on reverse side.)